Exhibit 10.83

AGREEMENT OF PURCHASE AND

SALE OF PARTNERSHIP INTERESTS

Among

Hudson Street Owners Limited Partnership I, a Delaware limited partnership,

Hudson Street Owners Limited Partnership II, a Delaware limited partnership,

Hudson Street Owners SPE, Inc., a Delaware corporation and

Hudson Street Owners SPE II, Inc., a Delaware corporation

(Sellers)

-and-

MC Hudson Holding L.L.C.,

a New Jersey limited liability company

and

MC Hudson Realty L.L.C.,

a New Jersey limited liability company

(Purchasers)

Dated: November 23, 2004

                - i -

                - ii -

                - iii -

AGREEMENT OF PURCHASE AND SALE OF PARTNERSHIP INTERESTS

THIS AGREEMENT OF PURCHASE AND SALE OF PARTNERSHIP INTERESTS (the "Agreement") is made this 23rd day of November, 2004 by and among Hudson Street Owners Limited Partnership I, a Delaware limited partnership (“Hudson I”), Hudson Street Owners Limited Partnership II, a Delaware limited partnership (“Hudson II”), Hudson Street Owners SPE, Inc., a Delaware corporation (“Hudson SPE”) and Hudson Street Owners SPE II, Inc, a Delaware corporation (“Hudson SPE II”) (individually, a "Seller" and collectively, the "Sellers") and MC Hudson Holding L.L.C., a New Jersey limited liability company ("Purchaser I") and MC Hudson Realty L.L.C., a New Jersey limited liability company ("Purchaser II”) (individually, a "Purchaser" and collectively, the "Purchasers")

BACKGROUND

A.101 Hudson Street Associates, a New Jersey general partnership (the "Fee Owner"), is the fee simple owner of that certain real property designated as Block 38, Lot 1A on the Tax Map of the City of Jersey City and commonly known as 101 Hudson Street located in the City of Jersey City, County of Hudson and State of New Jersey, which property is more particularly described on the legal description set forth on Exhibit A-1 attached hereto and made a part hereof (the "Real Property"), provided, however, that such legal description does not reflect either (i) the taking of a portion of the Real Property in connection with the operation of New Jersey Transit’s Light Rail System and the construction of a light rail station on Hudson Street between York Street and Montgomery Street and (ii) the roadway easement taken by condemnation on or about April 28, 2004 by the City of Jersey City of a strip of vacant land in connection with the widening of Greene Street. Purchaser shall cause the surveyor preparing the Revised Survey to prepare and deliver to Sellers by December 23, 2004, an updated legal description reflecting such taking and road easement which legal description shall be subject to the reasonable approval of both Sellers and Purchasers and shall be substituted for Exhibit A-1. The Real Property is improved with a high rise office building. Fee Owner is the ground lessor under that certain Amended and Restated Lease dated as of December 29, 1989 (the "Ground Lease") by and between Fee Owner, as ground lessor, and 101 Hudson Urban Renewal Associates, a New Jersey general partnership (“Overlandlord”), as ground lessee. Overlandlord is the lessor of the Real Property and improvements thereon under that certain Amended and Restated Lease dated as of December 29, 1989 (the "Building Lease") by and between Overlandlord, as lessor, and 101 Hudson Leasing Associates, a New Jersey general partnership (“Landlord”), as lessee. The term “Owners” shall mean, collectively, Fee Owner, Overlandlord and Landlord.

B. Owners, collectively, own one hundred (100%) percent of Property (as such term is defined in Exhibit A-2 attached hereto and made a part hereof).

C. As of the date hereof, Sellers are the owners of one hundred (100%) percent of the partnership interests in Owners. At Closing (as hereinafter defined), Purchaser I wishes to purchase Ninety Seven (97%) percent partnership interests in each of Fee Owner, Overlandlord and Landlord (the “Purchaser I Partnership Interests”) and Purchaser II wishes to purchase Three (3%) percent partnership interests in each of Fee Owner, Overlandlord and Landlord (the “Purchaser II Partnership Interests”). The term “Aggregate Partnership Interests” shall mean, collectively, the Purchaser I Partnership Interests and the Purchaser II Partnership Interests.

AGREEMENTS

The parties hereto, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, for other good and valuable consideration, and intending to be legally bound, hereby agree:

ARTICLE 1

AGREEMENT TO PURCHASE; PURCHASE PRICE; DEPOSITS, ESCROW CONDITIONS AND CLOSING.

1.1  Purchase of Aggregate Partnership Interests. Subject to the terms and conditions of this Agreement, Sellers hereby agree to sell to Purchasers, which hereby agree to purchase from Sellers, the Aggregate Partnership Interests, so that, upon Closing of the transactions under this Agreement, (i) Purchaser I shall own the Purchaser I Partnership Interests and (ii) Purchaser II shall own the Purchaser II Partnership Interests.

1.2  Purchase Price. The purchase price shall be (i) Three Hundred Twenty Five Million Seven Hundred Ten Thousand and 00/100 ($325,710,000.00) Dollars for the Purchaser I Partnership Interests, all of such amount is attributable to the partnership interest owned by Hudson I and (ii) Three Million Two Hundred Ninety Thousand and 00/100 ($3,290,000.00) Dollars for the Purchaser II Partnership Interests, of which (a) One Hundred and 00/100 ($100.00) Dollars is attributable to the partnership interest owned by Hudson SPE, (b) One Hundred and 00/100 ($100.00) Dollars is attributable to the partnership interest owned by Hudson SPE II, and (c) Three Million Two Hundred Eighty Nine Thousand Eight Hundred and 00/100 ($3,289,800.00) Dollars is attributable to the partnership interest owned by Hudson II (the amounts due under clauses (i) and (ii) are hereinafter referred to, collectively, as the "Purchase Price"). Notwithstanding anything to the contrary contained herein, Purchasers are required to purchase all (and not less than all) and Sellers are obligated to sell, all of the Aggregate Partnership Interests and in no event shall either Sellers be obligated or required to convey less than all of the Aggregate Partnership Interests to Purchasers or Purchasers be obligated to purchase less than all of the Aggregate Partnership Interests.

1.3	Payment of Purchase Price.

(a)	Deposits.

(i)             Simultaneously with the execution of this Agreement by Purchasers, Purchasers shall deposit into Escrow (as hereinafter defined) by wire transfer of immediately available funds the sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) (the "First Deposit").

(ii)            On or before the expiration of the Due Diligence Period (as hereinafter defined), Purchasers shall deposit into Escrow by wire transfer of immediately available funds the sum of NINE MILLION AND 00/100 DOLLARS ($9,000,000.00) (the "Second Deposit").

(iii) The term "Deposit" shall include the First Deposit, the Second Deposit and all interest earned thereon. Upon the Close of Escrow (as hereinafter defined), the Deposit shall be applied as a credit to the Purchase Price. Except as otherwise set forth herein, Purchasers shall be responsible for paying any income taxes on any interest earned on the Deposit. The interest on the Deposit shall accrue for the benefit of Purchasers, provided, however, if Sellers are entitled to receive the Deposit pursuant to Section 5.7 below, then Sellers shall receive any interest earned on the Deposit and in such case, Sellers shall pay any income taxes due on the earned interest.

(b)            Balance of Purchase Price. The Purchase Price, less the Deposit, plus or minus applicable prorations, shall be paid by Purchasers on the Closing Date (as hereinafter defined), by wire transfer of immediately available federal funds, transferred to the accounts of Sellers or to the accounts of such other persons as Sellers may designate in writing.

1.4              Closing. “Closing” of the purchase and sale of the Aggregate Partnership Interests shall take place through an escrow ("Escrow") to be established with Commonwealth Land Title Insurance Company ("Escrow Holder") at 655 Third Avenue, New York, NY 10017 Attention: Peter Doyle, Telephone No. (212) 973-6209, Facsimile No. (212) 697-0286. Subject to any adjournments expressly permitted pursuant to Sections 10.1,10.2, 10.3 or elsewhere specifically permitted in this Agreement, the "Closing Date" shall occur on or before February 7, 2005, TIME BEING OF THE ESSENCE (subject to any notice and cure periods provided in Section 5.8 of this Agreement). In the event that either Purchasers or Sellers elect to adjourn the Closing pursuant to Section 10.1 or Sellers elect to adjourn the Closing pursuant to Sections 10.2 or 10.3 or either party exercises any other permitted adjournment option expressly set forth herein, then, Sellers shall have the right to require that the Closing occur on the 7th day of the month to which Closing is adjourned or, if the 7th day of such month is not a business day, then, the first business day prior to such 7th day. Except as detailed in this Section 1.4, the Closing may not occur prior to February 7, 2005 unless by agreement of Purchasers and Sellers. Escrow shall be deemed open upon delivery of a fully executed copy of this Agreement and the Escrow Agreement attached hereto as Exhibit J to Escrow Holder ("Opening of Escrow"). Escrow Holder shall immediately notify Purchaser and Seller of the date of Opening of Escrow and the escrow number. The terms "Close of Escrow" and "Closing" shall mean the date that the balance of the Purchase Price has been paid by Purchasers to Sellers and all other conditions to the closing as set forth herein have been satisfied; and the term “Closing Date” shall mean the date the Closing or Close of Escrow actually occurs. The term “business day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New Jersey or New York or is a day on which banking institutions located in such states are permitted to close.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLERS AND PURCHASERS

2.1  Representations and Warranties of Hudson I. Hudson I represents and warrants to Purchasers as follows:

(a)                Organization and Standing of Hudson I. Hudson I is a limited partnership duly organized, validly existing and in good standing under the laws of the State of a Delaware and is qualified to do business in the State of New Jersey. Hudson I is the managing partner of Fee Owner, Overlandlord and Landlord.

(b)               Authorization. The execution and delivery by Hudson I of this Agreement and the performance by Hudson I of its obligations hereunder have been duly and validly authorized by all requisite partnership action.

(c)                Validity of Agreement; Conflict. This Agreement constitutes the legal, valid, binding and enforceable agreement of Hudson I, and neither the execution or delivery by Hudson I of this Agreement, nor the consummation of the transactions contemplated hereby, conflicts with, or constitutes a breach of or default under the partnership agreement of Hudson I or the terms and conditions of Hudson I’s governing documents, or any other applicable agreement, indenture, contract or instrument to which Hudson I is a party; provided, however, Hudson I must obtain the Fox-Lance Consent (as hereinafter defined).

(d)               Organization of Fee Owner. Fee Owner is, and at Closing will be, a general partnership validly formed and existing under the laws of the State of New Jersey. Fee Owner is authorized to own the Real Property and to be ground lessor under the Ground Lease. Attached hereto as Schedule 1 is a true, complete and correct copy of the partnership agreement of Fee Owner.

(e)                Organization of Overlandlord. Overlandlord is, and at Closing will be, a general partnership validly formed and existing under the laws of the State of New Jersey. Overlandlord is authorized to be the ground lessee under the Ground Lease and the lessor under the Building Lease. Overlandlord is a duly formed and qualified Urban Renewal Entity in accordance with the requirements of NJSA 40:55C-44.1. Attached hereto as Schedule 2 is a true, complete and correct copy of the partnership agreement of Overlandlord.

(f)Organization of Landlord. Landlord is, and at Closing will be, a general partnership validly formed and existing under the laws of the State of New Jersey. Landlord is authorized to be the lessee under the Building Lease. Attached hereto as Schedule 3 is a true, complete and correct copy of the partnership agreement of Landlord.

(g)               Partnership Interests in Fee Owner, Overlandlord and Landlord. Hudson I owns ninety-seven (97%) percent of the partnership interests in Fee Owner, Overlandlord and Landlord and has the power and authority to own its partnership interests in Fee Owner, Overlandlord and Landlord. The partnership interests in Fee Owner, Overlandlord and Landlord being sold by Hudson I to Purchasers will at Closing be free and clear of all security interests, liens or other encumbrances.

(h)               Insolvency. Neither Hudson I nor Owners are the subject of any voluntary or involuntary proceeding for the dissolution, reorganization or liquidation thereof.

(i) Ownership of Real Property. Fee Owner is now and at all times between the date hereof and Closing, inclusive, will be the fee simple owner of the entire right, title and interest in and to the Real Property.

(j) Purchase Options. Fee Owner, Overlandlord, Landlord and Hudson I have not granted, and to Hudson I’s knowledge, no person or entity has any oral or written right, agreement or option to acquire all or any portion of the Real Property or the partnership interests in Fee Owner, Overlandlord and Landlord owned by Hudson I, except as has been waived with respect to this Agreement and the Closing and will be extinguished by the Closing.

(k)               Litigation. Except as specifically set forth on Exhibit B attached hereto and made a part hereof, there are no pending or, to Hudson I’s knowledge, threatened in writing claims or lawsuits of any kind, whether for personal injury, property damage, property taxes, landlord-tenant disputes or otherwise against Owners, Hudson I or directly affecting the Property.

(l) Ground Lease and Building Lease. The Ground Lease is in full force and effect and has not been amended, modified or supplemented. The Building Lease is in full force and effect and has not been amended, modified or supplemented. Copies of the Ground Lease and Building Lease made available to Purchasers pursuant to Section 3.1 below are true, accurate and complete.

(m)              Condemnation. Fee Owner, Overlandlord and Landlord have not received any written notice of any pending or, to Hudson I’s knowledge, threatened in writing condemnation, eminent domain or similar proceeding affecting all or any portion of the Real Property.

(n)               Contracts. Exhibit C is a true and complete listing of all outstanding service, supply, maintenance, management, labor, employment contracts and insurance policies (collectively, the “Contracts”) affecting the Property and to Hudson I’s knowledge, all existing warranties, which either Fee Landlord, Overlandlord or Landlord is a party to or by which any such party is bound. The Contracts made available to Purchasers pursuant to Section 3.1 below are true, accurate and complete copies.

(o)               Leases. The list of leases attached hereto as Exhibit D-1 is true and correct in all material respects (the “Leases”) and except as set forth in such exhibit, the Leases have not otherwise been amended, modified or supplemented. The Leases made available to Purchasers pursuant to Section 3.1 below are true, accurate and complete copies. The information set forth on the Rent Roll attached hereto as Exhibit D-2 (the “Rent Roll”) is true and correct in all material respects. To Hudson I’s knowledge, other than as set forth in Exhibit D-3 (the “Arrearage Schedule”), Landlord has not notified in writing any tenant that such tenant is in default, which default remains uncured as of the date hereof. To Hudson I’s knowledge, all of the Leases are in full force and effect. Except for the loan referenced in Section 10.2 hereof, the documents evidencing and securing such loan and the Fox-Lance Agreement, none of the Leases nor any of the rents under the Leases will be otherwise assigned, pledged, or encumbered as of the Closing Date; provided, however no representation is given with respect to any assignments, pledges, or encumbrances that may have been created or granted by any tenant under any Lease. Except for the Leases, neither Fee Landlord, Overlandlord nor Landlord has granted any use or occupancy rights to any person or entity and, to Hudson I’s knowledge (i) Exhibit D-4 sets forth all subleases, license agreements or other occupancy agreements granted by any tenant under the Leases or by any predecessor-in-interest of Fee Landlord, Overlandlord or Landlord and (ii) there are no assignments of any Leases (whether by express assignment, stock transfer, merger or otherwise) other than those assignments as set forth in Exhibits D-1 and D-5. To Hudson I’s knowledge, neither Hudson I or Fee Landlord, Overlandlord or Landlord has received any notice of default under any Leases which remains uncured as of the date hereof.

(p)               Consents. To Hudson I’s knowledge, no consent, approval or other authorization or order of, and no filing with or waiver of rights by, any governmental authority, or any other person, is required (unless already obtained) in connection with the execution and delivery by Hudson I of this Agreement; provided, however Hudson I and Purchasers must obtain the Fox-Lance Consent.

(q)               Leasing Commissions. Except as otherwise set forth on Exhibit F attached hereto and made a part hereof, all leasing commissions due under or otherwise relating to any Lease and payable by Owners have been paid in full. With respect to outstanding leasing commissions that are set forth on Exhibit F, true, accurate and complete copies of the brokerage agreements entered into by the Owners for such outstanding leasing commissions have been made available to Purchasers pursuant to Section 3.1 below. With respect to any brokerage agreements affecting the Property and which shall be binding on Owners after the Closing Date, true, accurate and complete copies of such brokerage agreements have been made available to Purchasers pursuant to Section 3.1 below.

(r)Fox-Lance Agreement. The Fox-Lance Agreement is in full force and effect and has not been amended, modified or supplemented. Overlandlord has not received any written notice from any governmental agency that Overlandlord or the Property (or any portion thereof) is in violation (which has not heretofore been corrected or otherwise satisfied) of all or any portion of the Fox-Lance Agreement. Overlandlord has not been audited by the City of Jersey City under the Fox Lance Agreement for the 2004 tax year. In addition, there are no pending requests for such an audit for the 2004 tax year or any prior tax years and no such audit is on-going. All submissions made by Owners to the City of Jersey City containing excess profits calculations, are true, accurate and complete in all material respects. The Fox-Lance Agreement made available to Purchasers pursuant to Section 3.1 below is true, accurate and complete. No transfer of more than a ten (10%) percent interest in Overlandlord has taken place without the written approval of the City of Jersey City. There are no outstanding project employment agreements in effect in connection with the Fox-Lance Agreement, and Overlandlord is not in violation of any project employment agreement with the City of Jersey City.

(s)Tax Reduction Proceedings. There are no tax reduction proceedings pending with respect to all or any portion of the Real Property.

(t) Personal Property. All of the Personal Property owned by Owners has been paid for in full and will be free of all liens, claims and encumbrances at Closing.

(u)               Non-Foreign Person. Neither Hudson I nor Owners is a “foreign person” (as defined in the Internal Revenue Code).

(v)               Outstanding Violations To Hudson I’s knowledge, neither Hudson I nor Owners (i) have received any notices from any federal, state, municipal or other local governmental authority or agency of any violations of any laws, statutes, ordinances, codes, regulations, orders, rules or requirements, including, but not limited to, zoning, building, environmental protection, clean air, pollution, fire or health code violations with respect to the

Property, or violations pertaining to the use and occupancy of the Property that have not been corrected other than those violations attached hereto as Exhibit L or (ii) have received any notice from any governmental authority threatening to revoke or not renew any license, permit or certificate.

(w)              No Employees. Neither Hudson I nor Owners have any employees other than Maurice Riley who is an employee of Landlord.

(x)               Financial Statements and Tax Returns of Owners and Hudson I. The financial statements, general ledgers and tax returns (collectively, the “Financial Statements”) of Owners made available to Purchasers pursuant to Sections 3.1(n) and 4.1(s) below are true, accurate and complete in all material respects and, in the case of such financial statements, present fairly in all material respects the financial position of Owners as of the date thereof in accordance with the United States generally accepted accounting principles, consistently applied (“GAAP”). As of the date of the Financial Statements, there were no material liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise of Owners required pursuant to GAAP to be reflected in the Financial Statements or disclosed in the notes thereto which were not so reflected or disclosed. Since the date of the Financial Statements, no material liabilities have been incurred by Owners which would be required to be reflected in a balance sheet or included in the Financial Statements or disclosed in the notes thereto of Hudson I and Hudson II (which include the operations of Owners) prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of Owners’ business consistent with past practice or as disclosed in the schedule of liabilities. The federal and state income tax returns of Hudson I for fiscal years 2001, 2002 and 2003 made available to Purchasers pursuant to Section 3.1(n) below are true, accurate and complete in all material respects.

(y)               Environmental, Soils and Engineering Reports. To Hudson I’s knowledge, there are no environmental, soils and/or engineering reports in Hudson I’s or any Owners’ possession or control other than those environmental, soils and/or engineering reports listed on Exhibit G attached hereto and made a part hereof.

(z)               Hazardous Materials. To Hudson I’s knowledge, except as disclosed in those environmental reports listed on Exhibit G, the Property has not at any time been used for the purposes of storing, using, manufacturing, releasing or dumping of Hazardous Materials (as such term is defined in Section 9.1), except for the storage and use of normal quantities of Hazardous Materials utilized in connection with the normal maintenance and operation of the Property in compliance with all Environmental Laws (as such term is defined in Section 9.1) and so-called household Hazardous Materials utilized by tenants of the Property. To Hudson I’s knowledge, except as disclosed in those environmental reports listed on Exhibit G, no underground storage tanks have been or are located on the Property, and Hudson I has not received any uncured written notices from any federal, state or municipal governmental authority or agency that the Real Property requires remediation under any of the Environmental Laws.

(aa)             Separateness. There is no uncured material violation of any of the separateness covenants at Section 1.3 in each of the Owners’ partnership agreements (other than Section 1.3(m) which is specifically excluded from this representation) and, to Hudson I’s knowledge, such separateness covenants have not been violated in any material respect (other than Section 1.3(m) which is specifically excluded from this representation).

(bb)             Financial Records of Property Manager. To Hudson I’s knowledge, the financial records for the Property maintained by LCOR Asset Management Limited Partnership made available to Purchasers pursuant to Section 3.1(o) below are true, accurate and complete in all material respects with respect to property management matters.

(cc)             Partnership Representations. The representations and warranties of Sellers set forth in Section 11.3 are incorporated herein by reference.

2.2           Representations and Warranties of Hudson II. Hudson II represents and warrants to Purchasers as follows:

(a)         Organization and Standing of Hudson II. Hudson II is a limited partnership duly organized, validly existing and in good standing under the laws of the State of a Delaware.

(b)         Authorization. The execution and delivery by Hudson II of this Agreement and the performance by Hudson II of its obligations hereunder have been duly and validly authorized by all requisite partnership action.

(c)         Validity of Agreement; Conflict. This Agreement constitutes the legal, valid, binding and enforceable agreement of Hudson II, and neither the execution or delivery by Hudson II of this Agreement, nor the consummation of the transactions contemplated hereby, conflicts with, or constitutes a breach of or default under the partnership agreement of Hudson II or the terms and conditions of Hudson II’s governing documents, or any other applicable agreement, indenture, contract or instrument to which Hudson II is a party; provided, however, Hudson II must obtain the Fox-Lance Consent

(d)         Partnership Interests in Fee Owner, Overlandlord and Landlord. Hudson II owns one (1%) percent of the partnership interests in Fee Owner, Overlandlord and Landlord and has the power and authority to own its partnership interests in Fee Owner, Overlandlord and Landlord. The partnership interests in Fee Owner, Overlandlord and Landlord being sold by Hudson II to Purchasers will at Closing be free and clear of all security interests, liens or other encumbrances.

(e)         Insolvency. Hudson II is not the subject of any voluntary or involuntary proceeding for the dissolution, reorganization or liquidation thereof.

(f)          Purchase Options. Hudson II has not granted, and to Hudson II’s knowledge, no person or entity has any oral or written right, agreement or option to acquire the partnership interests in Fee Owner, Overlandlord and Landlord owned by Hudson II, except as has been waived with respect to this Agreement and the Closing and will be extinguished by the Closing.

(g)         Litigation. There are no pending or, to Hudson II’s knowledge, threatened in writing claims or lawsuits of any kind, whether for personal injury, property damage, property taxes, landlord-tenant disputes or otherwise, against Hudson II.

(h)            Consents. To Hudson II’s knowledge, no consent, approval or other authorization or order of, and no filing with or waiver of rights by, any governmental authority, or any other person, is required (unless already obtained) in connection with the execution and delivery by Hudson II of this Agreement; provided, however Hudson II and Purchasers must obtain the Fox-Lance Consent.

(i)	Non-Foreign Person. Hudson II is not a “foreign person”.

(j) Tax Returns of Hudson II. The federal and state income tax returns of Hudson II for fiscal years 2001, 2002 and 2003 made available to Purchasers pursuant to Section 3.1(n) below are true, accurate and complete in all material respects.

2.3  Representations and Warranties of Hudson SPE. Hudson SPE represents and warrants to Purchasers as follows:

(a)            Organization and Standing of Hudson SPE. Hudson SPE is a corporation duly organized, validly existing and in good standing under the laws of the State of a Delaware.

(b)         Authorization. The execution and delivery by Hudson SPE of this Agreement and the performance by Hudson SPE of its obligations hereunder have been duly and validly authorized by all requisite corporate action; provided, however, that pursuant to the terms of its governing documents Hudson SPE will not have the authority to transfer the partnership interests in Fee Owner, Overlandlord and Landlord owned by Hudson SPE to Purchasers until the Closing Date.

(c)         Validity of Agreement; Conflict. This Agreement constitutes the legal, valid, binding and enforceable agreement of Hudson SPE, and neither the execution or delivery by Hudson SPE of this Agreement, nor the consummation of the transactions contemplated hereby, conflicts with, or constitutes a breach of or default under the by-laws of Hudson SPE or the terms and conditions of Hudson SPE’s governing documents, or any other applicable agreement, indenture, contract or instrument to which Hudson SPE is a party; provided, however, Hudson SPE must obtain the Fox-Lance Consent (as hereinafter defined) and pursuant to the terms of its governing documents Hudson SPE will not have the authority to transfer the partnership interests in Fee Owner, Overlandlord and Landlord owned by Hudson SPE to Purchasers until the Closing Date.

(d)         Partnership Interests in Fee Owner, Overlandlord and Landlord. Hudson SPE owns one (1%) percent of the partnership interests in Fee Owner, Overlandlord and Landlord and has the power and authority to own its partnership interests in Fee Owner, Overlandlord and Landlord. The partnership interests in Fee Owner, Overlandlord and Landlord being sold by Hudson SPE to Purchasers will at Closing be free and clear of all security interests, claims, liens or other encumbrances other than the liens, security interests and encumbrances created by the Fox Lance Agreement (as hereinafter defined).

(e)         Insolvency. Hudson SPE is not the subject of any voluntary or involuntary proceeding for the dissolution, reorganization or liquidation thereof.

(f)          Purchase Options. Hudson SPE has not granted, and to Hudson SPE’s knowledge, no person or entity has any oral or written right, agreement or option to acquire the partnership interests in Fee Owner, Overlandlord and Landlord owned by Hudson SPE.

(g)         Litigation. There are no pending or, to Hudson SPE’s knowledge, threatened in writing claims or lawsuits of any kind, whether for personal injury, property damage, property taxes, landlord-tenant disputes or otherwise, against Hudson SPE.

(h)         Consents. To Hudson SPE’s knowledge, no consent, approval or other authorization or order of, and no filing with or waiver of rights by, any governmental authority, or any other person, is required (unless already obtained) in connection with the execution and delivery by Hudson SPE of this Agreement; provided, however Hudson SPE and Purchasers must obtain the Fox-Lance Consent (as hereinafter defined).

(i)	Non-Foreign Person. Hudson SPE is not a “foreign person”.

(j)	Intentionally Deleted.

2.4  Representations and Warranties of Hudson SPE II. Hudson SPE II represents and warrants to Purchasers as follows:

(a)         Organization and Standing of Hudson SPE II. Hudson SPE II is a corporation duly organized, validly existing and in good standing under the laws of the State of a Delaware.

(b)         Authorization. The execution and delivery by Hudson SPE II of this Agreement and the performance by Hudson SPE II of its obligations hereunder have been duly and validly authorized by all requisite corporate action; provided, however, pursuant to the terms of its governing documents Hudson SPE II will not have the authority to transfer the partnership interests in Fee Owner, Overlandlord and Landlord owned by Hudson SPE II to Purchasers until the Closing Date.

(c)         Validity of Agreement; Conflict. This Agreement constitutes the legal, valid, binding and enforceable agreement of Hudson SPE II, and neither the execution or delivery by Hudson SPE II of this Agreement, nor the consummation of the transactions contemplated hereby, conflicts with, or constitutes a breach of or default under the by-laws of Hudson SPE II or the terms and conditions of Hudson SPE II’s governing documents, or any other applicable agreement, indenture, contract or instrument to which Hudson SPE II is a party; provided, however, Hudson SPE II must obtain the Fox-Lance Consent (as hereinafter defined) and pursuant to the terms of its governing documents Hudson SPE II will not have the authority to transfer the partnership interests in Fee Owner, Overlandlord and Landlord owned by Hudson SPE II to Purchasers until the Closing Date.

(d)         Partnership Interests in Fee Owner, Overlandlord and Landlord. Hudson SPE II owns one (1%) percent of the partnership interests in Fee Owner, Overlandlord and Landlord and has the power and authority to own its partnership interests in Fee Owner, Overlandlord and Landlord. The partnership interests in Fee Owner, Overlandlord and Landlord being sold by Hudson SPE II to Purchasers will at Closing be free and clear of all security interests, claims, liens or other encumbrances other than the liens, security interests and encumbrances created by the Fox Lance Agreement (as hereinafter defined).

(e)         Insolvency. Hudson SPE II is not the subject of any voluntary or involuntary proceeding for the dissolution, reorganization or liquidation thereof.

(f)          Purchase Options. Hudson SPE II has not granted, and to Hudson SPE II’s knowledge, no person or entity has any oral or written right, agreement or option to acquire the partnership interests in Fee Owner, Overlandlord and Landlord owned by Hudson SPE II.

(g)         Litigation. There are no pending or, to Hudson SPE II’s knowledge, threatened in writing claims or lawsuits of any kind, whether for personal injury, property damage, property taxes, landlord-tenant disputes or otherwise, against Hudson SPE II.

(h)            Consents. To Hudson SPE II’s knowledge, no consent, approval or other authorization or order of, and no filing with or waiver of rights by, any governmental authority, or any other person, is required (unless already obtained) in connection with the execution and delivery by Hudson SPE II of this Agreement; provided, however Hudson SPE II and Purchasers must obtain the Fox-Lance Consent (as hereinafter defined).

(i)	Non-Foreign Person. Hudson SPE II is not a “foreign person”.

(j)	Intentionally Deleted.

2.5           Updates to Representations and Warranties of Sellers. The representations made in Sections 2.1, 2.2, 2.3 and 2.4 shall be deemed to have been reaffirmed and restated by each Seller as of the Closing Date, except for any change in any of the foregoing representations or any material breach of any of the foregoing warranties or agreements that occurs and is expressly disclosed by Sellers to Purchasers in writing at any time and from time to time prior to the Closing, promptly upon Sellers obtaining actual knowledge of such changes (each a "Disclosure" and collectively, the "Disclosures"), which Disclosures shall thereafter be updated by each Seller to the Closing Date. If any change in any of the foregoing representations or any breach of any of the foregoing warranties or agreements is a material change or breach, and such Seller does not elect to cure all such material changes or breaches within thirty (30) days after such Seller’s receipt of written notice thereof, or does not agree in writing within said thirty (30)-day period to indemnify Purchasers against and hold Purchasers harmless from any and all losses, claims, costs and expenses incurred by Purchasers as a result thereof, then, notwithstanding anything contained herein to the contrary, Purchasers, at their sole option, and as their sole remedy, may either (a) close and consummate the transactions contemplated by this Agreement, without any reduction in the Purchase Price; or (b) terminate this Agreement by written notice to Sellers, whereupon Escrow Holder shall return the Deposits to Purchasers, and the parties shall have no rights or obligations hereunder, except for those which expressly survive any such termination (but subject to Purchasers’ right to recover out-of-pocket costs as and to the extent provided in clause (i) of Section 5.6 (and additional damages in certain instances specified in Section 5.6) if such Material Change or breach arises by reason of the intentional breach or willful default by Sellers hereunder). The Closing Date shall be postponed automatically, if necessary, to permit the running of all or any portion of such thirty (30) day period. Sellers’ representations and warranties made herein which are stated to be to Sellers’ knowledge are made to the actual knowledge of Peter Gilpatric and Thomas Reid and neither Sellers nor the executive officers of Sellers shall be under any obligation, at any time, to independently investigate those matters about which, or relative to which, each Seller has made a representation or warranty to Purchasers herein. All representations and warranties made in this Article 2 by Purchasers or Sellers shall terminate on the first anniversary of the Closing Date, unless a suit is filed thereupon in a court of competent jurisdiction by Purchaser on or before the first anniversary of the Closing Date. Notwithstanding the foregoing, no representation, warranty or agreement made in this Agreement by Sellers shall survive the Closing relative to any matters known to Purchasers to be untrue or incorrect and of which Sellers are not notified by Purchasers prior to or at the Closing. For the purposes of the foregoing sentence, Purchasers shall be deemed to have knowledge if Mitchell E. Hersh, Daniel Wagner, Roger Thomas, John Kropke, Michael Grossman or Barry Lefkowitz or any other senior employee of Purchaser who has worked on the subject transaction has actual knowledge that any such representation, warranty or agreement made in this Agreement is untrue or incorrect. For the purposes hereof, “senior employees” shall mean any officer of Purchasers.

For purposes of this Section 2.5 hereof, the term “Material Change” or “material breach” shall mean any Disclosure that (i) materially and adversely affects the Property income or operating expenses, (ii) materially and adversely affects Purchasers’ ability to operate the Property, (iii) results in or evidences the existence of a material violation of any law or ordinance or (iv) exposes or potentially exposes Purchasers to, or evidences, a theretofore undisclosed material liability or a materially greater liability than theretofore disclosed to Purchasers and, in the event of the occurrence of any of the events described in (i) through (iv) above, “material” or “materially” shall mean that Purchasers’ damages as a result of such events is greater than $100,000 as to any single occurrence or $300,000 on a cumulative basis as to all occurrences. Any changes in the Arrearage Schedule setting forth tenant delinquencies shall not be deemed a Material Change for purposes of this Section 2.5.

At Closing, Seller shall direct Escrow Agent to place Eight Million ($8,000,000) Dollars (the “Post Closing Funds”) of the Purchase Price in escrow, to be held in accordance with the terms of this Agreement and the Escrow Agreement, to be available to pay any post-Closing obligations of any Seller under this Agreement or any closing document hereunder. In the event that unresolved written claims or demands exceeding Six Million ($6,000,000) Dollars in the aggregate (“$6,000,000 Excess Claims”) have not been made by Purchasers prior to the date which is one hundred and eighty (180) days after the Closing Date, then Purchasers and Sellers shall direct the Escrow Agent to deliver to Sellers Two Million ($2,000,000) Dollars from the Post Closing Funds. In the event that Purchasers fail, within five business days after request by Sellers to authorize delivery of such funds, to either (i) deliver to Escrow Agent a notice authorizing the delivery of such funds to Sellers or (ii) deliver a notice to Escrow Agent and Sellers stating that Purchasers have made $6,000,000 Excess Claims prior to such one hundred and eightieth (180) day which remains outstanding as of such date, then Sellers shall have the unilateral right to direct Escrow Agent to release such Two Million ($2,000,000) Dollars to Sellers; provided, that Sellers shall provide Purchasers with a copy of any such notice delivered to Escrow Agent. In the event that no unresolved written claims or demand have been made by Purchasers prior to the one year anniversary of the Closing Date, then Purchasers and Sellers shall direct the Escrow Agent to deliver to Sellers the balance of the Post Closing Funds. In the event that Purchasers fail, within five business days after request by Sellers to authorize the release of the remaining Post Closing Funds, to either (i) deliver to Escrow Agent a notice authorizing the delivery of the balance of the Post Closing Funds to Sellers or (ii) deliver a notice to Escrow Agent and Sellers stating that Purchasers have made a claim or demand prior to the first anniversary of the Closing Date which claim remains outstanding as of such date, then Sellers shall have the unilateral right to direct Escrow Agent to release the balance of the Post Closing Funds to Sellers; provided that Sellers shall provide Purchasers with a copy of any such notice delivered to Escrow Agent. In the event that a claim or demand has been made by Purchasers prior to the one year anniversary of the Closing Date, such claim remains unresolved, and such claim is for less than the remaining portion of the Post Closing Funds, then Purchasers and Sellers shall authorize Escrow Agent to release to Sellers the difference obtained by subtracting the claimed amount due from the balance of the Post Closing Funds. In the event of any disputes regarding the release of the Post Closing Funds, such disputes shall be subject to arbitration in accordance with Section 7 of the Escrow Agreement. Sellers and Purchasers agree that the Purchasers’ sole and exclusive post-Closing recourse for a breach of a representation, warranty or covenant (including, without limitation, for any attorneys’ fees and costs) first asserted prior to the first anniversary of the Closing Date shall be the then balance of the Post-Closing Funds maintained with Escrow Agent. In the case of the representations and warranties made in (I) subsections (a) through and including (h), (p), (x), and (aa) through and including (cc) of Section 2.1, (II) subsections (a) through and including (e), (h), and (j) of Section 2.2, (III) subsections (a) through and including (e) and (h) of Section 2.3, and (IV) subsections (a) through and including (e) and (h) of subsection 2.4, Sellers’ and Owners’ liability for a post-Closing breach of such a representation or warranty (including, without limitation, any attorneys’ fees and costs) that is first asserted after the first anniversary of the Closing Date but before the date that is eighteen months after the Closing Date, shall be limited to Four Million ($4,000,000) Dollars. Except as provided in Section 11.4 below or in the immediately preceding sentence, Sellers and Owners shall have no liability or obligation with respect to claims first asserted after the first anniversary of the Closing Date but before the date that is eighteen months after the Closing Date. Except as provided in Section 11.4 below, upon the eighteenth month anniversary of the Closing Date, Sellers and Owners shall have no further direct or indirect liability under this Agreement or otherwise other than for claims theretofore properly and timely made pursuant to this Section 2.5. For any claims being made against the Post Closing Funds or against Sellers if the Post Closing Funds have been distributed (so long as such claims are brought prior to the eighteenth months anniversary of the Closing Date), such claims are only payable if they are made in accordance with this Section 2.5 and exceed $100,000 in the aggregate, and in such event, the claims shall be payable from the first dollar of such claims. Notwithstanding the foregoing, in no event shall Sellers or Owners be liable for, under this Agreement or otherwise, on account of changes in statutory, regulatory or common law after the Closing, except to the extent of insurance recoveries available to Purchaser Indemnified Parties pursuant to Section 11.4.

2.6  Representations and Warranties of Purchaser I. Purchaser I represents and warrants to Sellers as follows:

(a)                Organization and Standing. Purchaser I is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey.

Purchaser I has the power and authority to execute, deliver and perform this Agreement and to execute, deliver and perform the documents and instruments required by this Agreement to be executed and delivered by it at Closing (collectively, "Purchaser I's Transaction Documents").

(b)               Authorization. The execution and delivery by Purchaser I of this Agreement and Purchaser I's Transaction Documents, and the performance by Purchaser I of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite membership action; provided, however, Purchaser I must obtain the consent of the Board of Directors of the general partner of the sole member of Purchaser I, which consent shall be sought prior to the expiration of the Due Diligence Period. If Purchaser I does not elect to terminate this Agreement prior to the last day of the Due Diligence Period, Purchaser I shall be deemed to have represented and warranted to Sellers that it has obtained the consent of such Board of Directors to this transaction prior to the last day of the Due Diligence Period.

(c)                Validity of Agreement; Conflict. This Agreement constitutes the legal, valid, binding and enforceable agreement of Purchaser I, and neither the execution or delivery by Purchaser I of this Agreement or any of Purchaser I's Transaction Documents by Purchaser I, nor the performance by Purchaser I of the transactions contemplated hereby or thereby, conflicts with, or constitutes a breach of or default under, the Purchaser I’s governing documents or any applicable agreement, indenture, contract or instrument to which Purchaser I is a party or by which it is bound, or any legal requirements of any governmental authority.

(d)               Consents. Except for the Fox-Lance Consent, no consent, approval or other authorization or order of, and no filing with or waiver of rights by, any governmental authority, or any other person, is required (unless already obtained) in connection with the execution and delivery by Purchaser I of this Agreement or of any of Purchaser I's Transaction Documents, or the consummation by Purchaser I of the transactions contemplated hereby or thereby.

(e)                Source of Funds. Purchaser I is not using any assets of an "employee benefit plan" (or its related trust), as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended, to purchase the Aggregate Partnership Interests.

(f)Financial Capability. Purchaser I has sufficient assets to enable it to pay that portion of Purchase Price to be paid by Purchaser I pursuant to Section 1.1 to Sellers required herein and otherwise to consummate the transactions described in this Agreement. Purchaser I is not subject to any voluntary or involuntary proceeding for the dissolution, reorganization or liquidation thereof.

(g)               Litigation. There are no pending or, to the best of Purchaser I’s knowledge, threatened in writing claims or lawsuits of any kind, whether for personal injury, property damage, property taxes, landlord-tenant disputes or otherwise, against Purchaser I.

2.7  Representations and Warranties of Purchaser II. Purchaser II represents and warrants to Sellers as follows:

(a)                Organization and Standing. Purchaser II is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey. Purchaser II has the power and authority to execute, deliver and perform this Agreement and to execute, deliver and perform the documents and instruments required by this Agreement to be executed and delivered by it at Closing (collectively, "Purchaser II's Transaction Documents").

(b)               Authorization. The execution and delivery by Purchaser II of this Agreement and Purchaser II's Transaction Documents, and the performance by Purchaser II of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite member action; provided, however, Purchaser II must obtain the consent of the Board of Directors of the general partner of the sole member of Purchaser II, which consent shall be sought prior to the expiration of the Due Diligence Period. If Purchaser II does not elect to terminate this Agreement prior to the last day of the Due Diligence Period, Purchaser II shall be deemed to have represented and warranted to Sellers that it has obtained the consent of such Board of Directors to this transaction prior to the last day of the Due Diligence Period.

(c)                Validity of Agreement; Conflict. This Agreement constitutes the legal, valid, binding and enforceable agreement of Purchaser II, and neither the execution or delivery by Purchaser II of this Agreement or any of Purchaser II's Transaction Documents by Purchaser II, nor the performance by Purchaser II of the transactions contemplated hereby or thereby, conflicts with, or constitutes a breach of or default under, the Purchaser II’s governing documents or any applicable agreement, indenture, contract or instrument to which Purchaser II is a party or by which it is bound, or any legal requirements of any governmental authority.

(d)               Consents. Except for the Fox-Lance Consent, no consent, approval or other authorization or order of, and no filing with or waiver of rights by, any governmental authority, or any other person, is required (unless already obtained) in connection with the execution and delivery by Purchaser II of this Agreement or of any of Purchaser II's Transaction Documents, or the consummation by Purchaser II of the transactions contemplated hereby or thereby.

(e)                Source of Funds. Purchaser II is not using any assets of an "employee benefit plan" (or its related trust), as such term is defined in Section 3 of the Employee

Retirement Income Security Act of 1974, as amended, to purchase the Aggregate Partnership Interests.

(f)Financial Capability. Purchaser II has sufficient assets to enable it to pay that portion of Purchase Price to be paid by Purchaser II pursuant to Section 1.1 to Sellers required herein and otherwise to consummate the transactions described in this Agreement. Purchaser II is not subject to any voluntary or involuntary proceeding for the dissolution, reorganization or liquidation thereof.

(g)               Litigation. There are no pending or, to the best of Purchaser II’s knowledge, threatened in writing claims or lawsuits of any kind, whether for personal injury, property damage, property taxes, landlord-tenant disputes or otherwise, against Purchaser II.

ARTICLE 3

INSPECTIONS AND REVIEW

3.1           Due Diligence Items. Sellers shall make available to Purchasers within five (5) business days after the date of this Agreement the following documents, all of which shall be made available for review and copying (at Purchasers’ cost and expense) at the offices of Eastdil Realty LLC at 40 West 57th Street, New York, New York (except where another location is specified below) (collectively, the "Due Diligence Items"):

(a)            All existing land title surveys, plans and specifications and as-built drawings (available solely at manager’s office at the Real Property) for the Property in Sellers’ possession or control;

(b)            All existing title commitments for the Property in Sellers’ possession or control;

(c)            Copies of the real estate tax and annual service charge bills (Fox-Lance) for the Property for calendar years 2002, 2003 and 2004;

(d)            Copies of the environmental, soils and/or engineering reports listed on Exhibit G in accordance with the terms of such Exhibit attached hereto and made a part hereof; Sellers shall also promptly perform an investigation for all such reports in Sellers possession and control and will promptly deliver copies of all such reports;

(e)	Copies of all Leases and tenant correspondence files;

(f)	Copies of the Contracts;

(g)            All certificates of occupancy, licenses, permits and outstanding violations, if any, pertaining to the Property which are in Sellers’ possession or control.

(h)	The operating statements for the Property for the last 3 fiscal years;

(i)	Partnership agreements for each Owner;

(j)	Copies of the Ground Lease and the Building Lease;

(k)         The most recent operating and capital budgets for calendar year 2004 and 2005;

(l)          A copy of all reports, financial statements and other submissions filed or submitted by Owners pursuant to the Fox-Lance Agreement during 2001, 2002 and 2003;

(m)	Copies of the minute books and corporate records for Owners;

(n)            Copies of (i) the combined audited financial statements of Hudson I and Hudson II (which includes the operations of Owners) for fiscal years 2001, 2002, and 2003 including the notes and balance sheet and income statements through September 30, 2004, (ii) all federal and state income and other tax returns of each Owner for fiscal years 2001, 2002, and 2003, (iii) the general ledgers of each Owner for fiscal years 2001, 2002 and 2003 and year-to-date 2004 and (iv) the federal and state income tax returns of Hudson I and II for fiscal years 2001, 2002 and 2003;

(o)            The financial records for the Property maintained by LCOR Asset Management Limited Partnership (available only at the offices of LCOR Incorporated, One Penn Plaza, Suite 3310, New York, New York 10119);

(p)            A copy of the Fox-Lance Agreement, including all amendments to the Fox-Lance Agreement;

(q)            A copy of the Jersey City ordinances approving the tax exemption and all amendatory ordinances approving amendments to the Fox-Lance Agreement and approving transfers of the project or ownership in Overlandlord;

(r)             All applications for approval of the Tax Exemption and  applications to amend the Fox-Lance Agreement;

(s)	[Intentionally Omitted];

(t)              The total project cost audit(s) and any other Fox-Lance related audits for fiscal years 2001, 2002, and 2003 and any prior years reasonably available to Sellers;

(u)             The annual financial statements (known as “Schedule of Additional Service Charge in Lieu of Taxes”) or operating statements for the Overlandlord submitted to the City for fiscal years 2001, 2002 and 2003;

(v)	The certificate(s) of formation of the Overlandlord;

(w)           The Disclosure Statements for ownership of the Overlandlord submitted to the City;

(x)             Copies of invoices for 2002, 2003 and, when available, 2004 received from the City for payment of the annual service charge(s), administrative fee(s), transfer fee(s), land taxes, excess profits, and written confirmation of payment by the Overlandlord of the fees and charges for fiscal years 2002, 2003 and 2004;

(y)	Any building permits in the possession or control of Sellers;

(z)             All other material reports, statements, certifications and other submissions filed by the Overlandlord with the City pursuant to the Fox-Lance Agreement during 2003 and 2004;

(aa)           All Contribution Agreements entered into by the Overlandlord with the City as a condition of the tax exemption;

(bb)         Copies of (i) any brokerage agreements affecting the Property and which shall be binding on Owners after the Closing Date and (ii) any brokerage agreements entered into by the Owners with respect to any outstanding leasing commissions that are set forth on Exhibit F.

Under no circumstances shall Purchasers be entitled to review any appraisals relating to the Property or any internal financial audits relating to the Property.

3.2              Due Diligence. From and after the date hereof through and including December 23, 2004 (the "Due Diligence Period"), Purchasers, their agents, consultants and employees shall have the right upon the terms and conditions hereinafter set forth to enter upon the Property for the purpose of making non-invasive inspections at Purchasers’ sole risk, cost and expense. Purchasers covenant that: (i) all physical tests shall be conducted and performed in compliance with all applicable laws, ordinances and regulations of all governmental authorities having jurisdiction; (ii) Purchasers shall notify Sellers three (3) business days prior to any physical tests being performed and provide Sellers with a description and/or protocol of the test to be performed; (iii) all tests shall be conducted in a safe manner; (iv) all tests shall be conducted by experienced, reputable and appropriately licensed parties; and (v) all such inspections and tests shall be performed by Purchasers, their agents and employees in a manner to minimize interference with any of the tenants under the Leases. Sellers shall permit Purchasers to meet with any tenant that occupies in excess of 19,000 rentable square feet; provided, however, (i) Sellers or Sellers’ agent shall have the right to be present at each tenant meeting, (ii) Purchasers shall only be permitted one meeting with each tenant, (iii) Purchasers shall provide Sellers with not less than two (2) business days prior written notice of any requested meeting and (iv) Sellers shall coordinate any tenant meetings. Except as set forth in the preceding sentence, Purchasers shall not have the right to speak to any other tenants under the Leases. The inspections by Purchasers may include non-invasive Phase I environmental inspections of the Property, but no Phase II environmental inspections or other invasive inspections or sampling of soil or materials shall be performed without the prior written consent of Sellers, which may be withheld in their respective sole and absolute discretion. If consented to by Sellers, the proposed scope of work and the party who will perform the work shall be subject to Sellers’ review and approval. All of Purchasers’ entries upon the Property shall be at reasonable times, during normal business hours, and with not less than twenty-four (24) hours prior notice to Sellers or Sellers’ agent, and Sellers or Sellers’ agent shall have the right to accompany Purchasers during any activities performed by Purchasers at the Property. At Sellers’ request, Purchasers shall provide Sellers (at no cost to Sellers) with a copy of the results of any tests and inspections made by Purchasers. Purchasers agree at all times during the entries onto the Property that Purchasers and their contractors will carry comprehensive general liability insurance on an occurrence basis (including contractual liability, contractor’s protective liability, personal injury and property damage coverage) in a combined single limit of at least $2,000,000, with a deductible of no more than $25,000, employer’s liability in the amount of $500,000 (each accident) and the statutory limit with respect to workers’ compensation and provide Sellers with evidence of such insurance coverage prior to any entry onto the Property. Each such policy shall also name Sellers, Lender, LCOR Asset Management Limited Partnership and such other parties designated by Sellers in writing as additional insureds. Purchasers shall repair any and all damage to the Property or to any tenants’ property caused by such inspections or investigations in a timely manner, shall keep the Property free of any mechanic’s or materialman’s liens arising out of any such entry and shall indemnify Sellers from and against any liability arising from Purchasers’ physical inspections and testing. Purchasers further agree that on or before the expiration of the Due Diligence Period should Purchasers desire not to purchase the Property as a result of their review of the Due Diligence Items, or as a result of Purchasers’ dissatisfaction with the Property or for any other reason whatsoever, Purchasers shall have the right to terminate this Agreement upon written notice to Sellers and in such case the parties shall direct the Escrow Holder to return the Deposit to Purchasers and the parties shall be released from any further obligations hereunder (except for those obligations that expressly survive termination of this Agreement). Failure to notify Sellers prior to the expiration of the Due Diligence Period (TIME BEING OF THE ESSENCE AS TO SELLERS’ RECEIPT OF PURCHASER’S NOTICE PRIOR TO THE END OF THE DUE DILIGENCE PERIOD) shall act as Purchasers’ election to waive this right to terminate. In the event that Purchasers have not complied with their obligations to repair any damage to the Property caused by Purchasers’ investigation or inspection, then Sellers shall have the right to direct the Escrow Holder to reduce the amount of the First Deposit to be returned to Purchasers by the amount necessary to repair such damage, as such amount is reasonably estimated by Sellers. Sellers shall provide Purchasers and Escrow Holder with documentation substantiating the repair work necessary to be performed as a result of Purchasers’ inspection or testing. In the event that this Contract is terminated for any reason, Purchasers shall promptly return to Sellers all Due Diligence Items previously furnished by Sellers and, if requested by Sellers, all reports prepared by Purchasers or Purchasers’ consultants at no cost to Sellers. Purchasers shall be permitted to inspect the Property within five (5) business days prior to the Closing Date to confirm that the Property has been maintained in accordance with the requirements of this Agreement; such inspection shall be at reasonable times, during normal business hours and with not less than two (2) business days prior to notice to Sellers or Sellers’ agent, and Sellers or Sellers’ agent shall have the right to accompany Purchasers during any such inspection. Between the expiration of the Due Diligence Period and Closing, Purchasers may request in writing to show the Property to prospective tenants, Sellers approval of same may not be unreasonably withheld, conditioned or delayed; provided, however, such request by Purchasers shall be at reasonable times, during normal business hours and with not less than two (2) business days prior notice to Sellers or Sellers’ agent, and Sellers or Sellers’ agent shall have the right to accompany Purchasers during any such showing.

3.3           Preliminary Title Report. Within five (5) business days following the Opening of Escrow, Purchasers shall order at Purchasers’ expense a title report or title commitment issued by LandAmerica Title (the “Title Company”), describing the state of title of the Property, together with copies of all exceptions specified therein (the "Preliminary Title Report"). Purchasers shall arrange for co-insurance to be issued by New York Land Services, Inc in an amount equal to fifty (50%) percent of the title insurance being purchased by Purchasers at Closing. A duplicate copy of such Preliminary Title Report shall be furnished by Purchasers to Sellers. Purchasers shall notify Sellers in writing ("Purchasers’ Title Objection Notice") of any objections Purchasers may have to the title exceptions contained in the Preliminary Title Report on or before the expiration of the Due Diligence Period (the "Title Review Period"); provided, however Purchasers shall not have the right to object to any of the following: (a) any lien to secure payment of real estate taxes and/or annual service charges payable under the Fox-Lance Agreement, not delinquent, (b) the rights of the tenants (as tenants only) under the Leases, Ground Lease and Building Lease and (c) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property. Sellers shall have a period of ten (10) days after receipt of Purchasers’ Title Objection Notice in which to deliver written notice to Purchasers ("Sellers’ Title Notice") of Sellers’ election to either (i) agree to have such objectionable items removed prior to the Close of Escrow, or (ii) decline to remove any such title exceptions; provided, however, Sellers shall be obligated to (a) remove all consensual monetary liens and (b)

non-consensual monetary liens that can be removed by the payment of a liquidated sum, provided, however, Sellers shall not be required to expend more than Two Million ($2,000,000) Dollars in the aggregate to remove all non-consensual monetary liens. If Sellers notify Purchasers of their election to not remove the objectionable items (subject to clauses (a) and (b) in the preceding sentence), Purchasers shall, by written notice delivered to Sellers within five (5) days after Purchasers’ receipt of Sellers' Title Notice, elect to either (x) withdraw such title objections and agree to proceed with the purchase of the Aggregate Partnership Interests without any reduction in the Purchase Price or (y) to terminate Escrow and this Agreement due to Sellers’ refusal to remove such objectionable items and promptly following such termination the parties shall direct the Escrow Holder to return the Deposit to Purchasers and the parties shall be released from any further obligations hereunder (except for those obligations that expressly survive termination of this Agreement). If Purchasers fail to deliver a notice to Sellers within such five (5) day period, Purchasers shall be deemed to have elected the option set forth in clause (x) of the preceding sentence. Sellers’ failure or refusal to remove such objectionable items or any non-consensual monetary liens that are in excess of the above-referenced Two Million Dollars cap shall be deemed not to be a willful or intentional default by Sellers. Upon the issuance of any amendment or supplement to the Preliminary Title Report which adds additional exceptions, the foregoing right of review and approval shall also apply to said amendment or supplement (provided that the period for Purchasers to review such amendment or supplement shall be the later of the expiration of the Title Review Period or ten (10) days from receipt of the amendment or supplement and the period for Sellers to respond to Purchasers’ Title Notice shall be 5 business days after receipt of such notice) and Close of Escrow shall be deemed extended by the amount of time necessary to allow such review and approval in the time and manner set forth above; provided, however, that in no event shall the Close of Escrow be extended as a result of such delay for more than fifteen (15) business days in the aggregate. In connection with Purchasers obtaining a non-imputation endorsement from the Title Company, Sellers agree to execute an affidavit in the form attached hereto as Exhibit K.

3.4           Survey On or before November 23, 2004, Sellers shall provide Purchasers with a copy of the existing survey of the Property (the "Survey”). Purchasers shall pay for any updates to or revisions to the Survey. Purchasers shall have until the end of the Title Review Period to examine the Survey, and until December 23, 2004 to obtain an updated Survey (the “Revised Survey”), and until the end of the Title Review Period to notify Sellers in writing of any objections Purchasers has to the Revised Survey ("Purchasers’ Survey Objection Notice"). Sellers shall have a period of ten (10) days after receipt of Purchasers’ Survey Objection Notice in which to deliver written notice to Purchasers ("Sellers’ Survey Notice") of Sellers’ election to either (1) agree to remove the objectionable items prior to the Close of Escrow or (2) decline to remove such objectionable items. If Sellers notify Purchasers of their intention to not remove the objectionable items, Purchasers shall, by written notice delivered to Sellers within five (5) days after Purchasers’ receipt of Sellers’ Survey Notice, elect to either (i) withdraw such survey objections and agree to proceed with the purchase of the Aggregate Partnership Interests without any reduction in the Purchase Price or (ii) to terminate Escrow and this Agreement due to Sellers’

refusal to remove such objectionable items and promptly following such termination the parties shall direct the Escrow Holder to return the Deposit to Purchasers and the parties shall be released from any further obligations hereunder (except for those obligations that expressly survive termination of this Agreement). If Purchasers fail to deliver a notice to Sellers within such five (5) day period, Purchasers shall be deemed to have elected the option set forth in clause (i) of the preceding sentence. Sellers’ failure or refusal to remove such objectionable items shall be deemed not to be a willful or intentional default by Sellers. In connection with Purchasers obtaining an update or re-certification of the Survey, Sellers agree to execute such customary affidavits as may be reasonably requested by the surveyor updating or re-certifying the surveyor; provided, however, in no event will Sellers be required to indemnify the surveyor or the Title Company in connection with the updating or recertification of the Survey.

Any title and survey exceptions affecting the Property which Purchasers have not objected to in either a Purchasers’ Title Objection Notice or a Purchasers’ Survey Objection Notice and any title or survey objections that Purchasers have withdrawn or has been deemed to have withdrawn are referred to, collectively, as “Permitted Exceptions”.

3.5              AS IS.TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT THE SALE OF THE AGGREGATE PARTNERSHIP INTERESTS IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND, EXCEPT FOR SELLERS’ REPRESENTATIONS AND WARRANTIES IN SECTIONS 2.1, 2.2, 2.3, 2.4 and 11.3 OF THIS AGREEMENT (AS SUCH REPRESENTATIONS AND WARRANTIES MAY BE UPDATED BY ANY CERTIFICATES DELIVERED BY SELLERS AT CLOSING) AND ANY WARRANTIES CONTAINED IN THE PARTNERSHIP ASSIGNMENTS DELIVERED AT THE CLOSE OF ESCROW (COLLECTIVELY, “SELLERS’ WARRANTIES”). IN PARTICULAR, PURCHASERS ACKNOWLEDGE THAT SELLERS HAVE MADE NO REPRESENTATIONS OR WARRANTIES REGARDING THE AGGREGATE PARTNERSHIP INTERESTS OR THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE BY SELLERS), ALL OF WHICH SELLERS HEREBY DISCLAIM EXCEPT FOR SELLERS’ WARRANTIES. NO WARRANTY OR REPRESENTATION IS MADE BY SELLERS AS TO THE ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT EXCEPT FOR SELLERS’ WARRANTIES. PURCHASERS ACKNOWLEDGE THAT PURCHASERS ARE SOPHISTICATED INVESTORS AND HAVE ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON THEIR OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT PURCHASERS ARE NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES

(EITHER EXPRESS OR IMPLIED) MADE BY SELLERS OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLERS’ BEHALF CONCERNING THE PROPERTY, EXCEPT FOR SELLERS’ WARRANTIES.

WITH RESPECT TO THE FOLLOWING, PURCHASERS FURTHER ACKNOWLEDGE AND AGREE THAT SELLERS SHALL NOT HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND AND THAT SELLERS HAVE MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO:

1.              THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION PREPARED BY ANY ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY OR ANY ASPECT THEREOF;

2.                 THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING, WITHOUT LIMITATION, THE DUE DILIGENCE ITEMS) DELIVERED TO PURCHASERS PURSUANT TO PURCHASERS’ REVIEW OF THE CONDITION OF THE PROPERTY; OR

3.                 THE CONTENT OR ACCURACY OF ANY MARKETING ANALYSIS OR OTHER INFQRMATION GIVEN TO PURCHASERS BY SELLERS OR REVIEWED BY PURCHASERS WITH RESPECT TO THE PROPERTY.

THE PROVISIONS OF THIS SECTION 3.5 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSE OF ESCROW. PURCHASERS OR ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASERS, HEREBY FULLY AND IRREVOCABLY RELEASE SELLERS AND SELLERS’ AGENTS AND REPRESENTATIVES FROM ANY AND ALL CLAIMS THAT THEY MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLERS AND SELLERS’ AGENTS OR REPRESENTATIVES FOR ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, ACTION OR CAUSE OF ACTION, WHETHER FORESEEN OR UNFORESEEN, ARISING FROM OR RELATED TO THE PRESENCE OF ENVIRONMENTALLY HAZARDOUS, TOXIC OR DANGEROUS SUBSTANCES, OR ANY OTHER CONDITIONS (WHETHER PATENT, LATENT OR OTHERWISE) AFFECTING THE PROPERTY, EXCEPT FOR (1) CLAIMS AGAINST SELLERS BASED UPON ANY OBLIGATIONS AND LIABILITIES OF SELLERS EXPRESSLY PROVIDED IN THIS AGREEMENT AND (2) ANY CLAIMS BROUGHT BY ANY THIRD PARTY UNAFFILIATED (DIRECTLY OR INDIRECTLY) WITH PURCHASERS ALLEGING THAT DURING THE PERIOD COMMENCING ON THE DATE THAT FEE OWNER OBTAINED TITLE TO THE REAL PROPERTY AND ENDING ON THE CLOSING DATE THAT THERE WAS EITHER A VIOLATION OF ANY ENVIRONMENTAL LAWS OR HAZARDOUS MATERIALS WERE INTRODUCED OR INSTALLED AT, UNDER OR IN THE PROPERTY. PURCHASERS FURTHER ACKNOWLEDGE AND AGREE THAT THIS RELEASE SHALL BE GIVEN FULL FORCE

AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.

ARTICLE 4

CLOSING DELIVERIES

4.1           Closing Obligations of Sellers. On or before the business day preceding the Closing Date (unless indicated otherwise), Sellers shall deliver to Escrow Holder (unless indicated to be delivered directly to Purchasers) the following documents and other items:

(a)         Two (2) duplicate original copies of the Assignment and Assumption of Partnership Interests in substantially the form attached hereto as Exhibit H (the “Partnership Assignment”), duly executed and acknowledged by each Seller;

(b)         The execution and delivery by Sellers of such documents as may reasonably be required under the terms of the Fox-Lance Agreement or the Fox-Lance Consent;

(c)         The original Leases, or true and correct copies thereof certified by Hudson I if originals are not available, including any amendments, modifications, guaranties, letter agreements relating thereto (to be delivered to Purchasers at the Property at the Close of Escrow);

(d)         A Rent Roll and Arrearage Report for the Property updated to a date not earlier than five (5) days prior to the Close of Escrow and certified by Hudson I as true and correct;

(e)         Originals, or true and correct copies thereof certified by Hudson I if originals are not available, of all Contracts (to be delivered to Purchasers at the Property at Closing);

(f)          Two (2) duplicate original copies of the Closing Statement described in Section 7.4, duly executed by each Seller;

(g)         All keys and access codes to the Improvements which Sellers or Sellers’ agents have in their possession (to be delivered to Purchasers at the Property at the Close of Escrow);

(h)         Evidence of the existence, organization and authority of each Seller and of the authority of persons executing documents on behalf of each Seller reasonably satisfactory to Purchasers;

(i)          A certificate signed by Hudson I updating the representations and warranties of Hudson I contained in Section 2.1;

(j)          A certificate signed by Hudson II updating the representations and warranties of Hudson II contained in Section 2.2;

(k)         A certificate signed by Hudson SPE updating the representations and warranties of Hudson SPE contained in Section 2.3;

(l)          A certificate signed by Hudson SPE II updating the representations and warranties of Hudson SPE II contained in Section 2.4;

(m)        The execution and delivery by Sellers of such documents as may reasonably be required by Lender in connection with the sale of the Aggregate Partnership Interests to Purchasers;

(n)            Originals of the Due Diligence Items to the extent in Sellers’ possession or control (to be delivered to Purchasers at the Property at the Close of Escrow);

(o)         Title and non-imputation affidavits (subject to any limitations set forth in Sections 3.3 and 3.4) and any other documents or instruments reasonably required by Escrow Holder or Title Company in order to close Escrow;

(p)         Such other documents and other materials as are required hereby or as otherwise may be reasonably requested to effect the provisions of this Agreement;

(q)            Tenant estoppel certificates, in the form of Exhibit I attached hereto and made a part hereof, executed by each tenant who occupies not less than 40,000 rentable square feet of the Property and dated within thirty (30) days of the scheduled Closing Date (which for the purposes of this Section 4.1(q) is deemed to be February 7, 2005) and any material changes to the form of the tenant estoppel certificate must be satisfactory to Purchasers in their reasonable business judgment. Notwithstanding the foregoing, with respect to any tenant, while Sellers agree to request that such tenant sign an estoppel certificate in the form of Exhibit I attached hereto, in the event such tenant refuses to sign such estoppel certificate on the grounds that same exceeds the estoppel certificate requirement set forth in such tenant’s lease, then in such event Sellers shall only be obligated to deliver an estoppel certificate signed by such tenant that satisfies the requirements of such tenant’s lease;

(r)            Evidence that Owners have paid all taxes in the nature of franchise and corporate business taxes due and payable on or prior to the Closing; and

(s)            Copies of the combined unaudited balance sheets and income statements of Hudson I, Hudson II and Owners for 2004.

4.2           Closing Obligations of Purchasers. On or before the business day preceding the Closing Date (unless indicated otherwise), Purchasers shall deliver to Escrow Holder (unless indicated to be delivered directly to Sellers) the following documents and other items:

(a)         Two (2) duplicate original copies of the Partnership Assignment, duly executed and acknowledged by each Purchaser;

(b)         Evidence of the existence, organization and authority of Purchasers and of the authority of persons executing documents on behalf of Purchasers reasonably satisfactory to Title Company;

(c)         Two (2) duplicate original copies of the Closing Statement, duly executed by Purchasers;

(d)         The execution and delivery by Purchasers of such documents as may reasonably be required under the terms of the Fox-Lance Agreement or the Fox-Lance Consent;

(e)         Any other documents or instruments or reasonably required by Escrow Holder or Title Company in order to close Escrow;

(f)	[Intentionally Omitted];

(g)            A certificate of Purchaser I updating the representations and warranties of Purchaser I contained in Sections 2.6 and a certificate of Purchaser II updating the representations and warranties of Purchaser II contained in Sections 2.7; and

(h)            Such other documents and other materials as are required hereby or as otherwise may be reasonably requested to effect the provisions of this Agreement.

4.3           Delivery of Documents by Escrow Holder. On the Closing Date, provided that the conditions set forth in Sections 4.1 and 4.2 hereof have been satisfied or waived, Escrow Holder shall undertake the actions in the order indicated at Section 3.3 of the Escrow Agreement.

ARTICLE 5

CONDITIONS TO AGREEMENT

5.1           Purchasers’ Conditions Precedent. Purchasers’ obligation to purchase the Aggregate Partnership Interests shall be conditioned upon the fulfillment of the following conditions precedent, all of which shall be satisfied or waived in writing pursuant to Section 5.4 below prior to the Close of Escrow except as indicated otherwise:

(a)            The performance by Sellers, in all material respects, of each and every undertaking and agreement to be performed by Sellers hereunder;

(b)       As of the Closing Date, title to the Real Property shall only be subject to the Permitted Title Exceptions;

(c)        Subject to the limitations in Section 2.5, all representations and warranties of each Seller shall have been true in all material respects when made and shall be true in all material respects as of the Close of Escrow as if such representations and warranties were made at and as of the Close of Escrow;

(d)         Sellers have obtained from the City of Jersey City an unconditional consent under the Fox-Lance Agreement or applicable part thereof to the conveyance of the Aggregate Partnership Interests from Sellers to Purchasers (the “Fox-Lance Consent”). The term “Fox-Lance Agreement” shall mean that certain Amended Financial Agreement between the Overlandlord and the City dated December 11, 1989 and all amendments thereto, including but not limited to (i) that certain Agreement re: Additional Monies to be paid by 101 Hudson Urban Renewal Associates in connection with the Tax Abatement dated December 11, 1989, and (ii) that certain Amendment to the Financial Agreement dated December 24, 2001; and

(e)         Subject to Section 10.3 below, the Merrill Extension (as defined in Section 10.3 below) has been consummated and a fully executed copy of the Merrill Extension has been delivered to Purchasers.

5.2           Sellers’ Conditions Precedent. Sellers’ obligation to convey the Aggregate Partnership Interests to Purchasers shall be conditioned upon the fulfillment of the following conditions precedent, all of which shall be satisfied or waived in writing pursuant to Section 5.4 below prior to the Close of Escrow except as indicated otherwise:

(a)         The performance by Purchasers, in all material respects, of each and every undertaking and agreement to be performed by Purchasers hereunder (including the payment of the Purchase Price to Escrow Agent);

(b)         All representations and warranties of Purchasers shall have been true in all material respects when made and shall be true in all material respects as of the Close of Escrow as if such representations and warranties were made at and as of the Close of Escrow; and

(c)         Subject to Section 10.1 below, Sellers have obtained from the City of Jersey City the Fox-Lance Consent.

5.3           Satisfaction of Conditions. Where satisfaction of any of the foregoing conditions requires action by Purchasers or Sellers, each party shall use its diligent efforts, in good faith, and at its own cost, to satisfy such condition. Where satisfaction of any of the foregoing conditions requires the approval of a party, such approval shall be in such party's sole and absolute discretion unless expressly stated to the contrary herein.

5.4           Waiver. Purchasers may at any time or times, at their election, waive any of the conditions set forth in Section 5.1 above to their obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by Purchasers and delivered to Sellers. Sellers may at any time or times, at their election, waive any of the conditions set forth in Section 5.2 above to their obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by Sellers and delivered to Purchasers.

5.5	Failure to Satisfy Conditions Precedent.

(a)         In the event any of the conditions set forth in Sections 5.1(a), (b) or (c) is not fulfilled or waived by Purchasers, then, after the expiration of any applicable notice and cure periods, Purchasers, upon written notice to Sellers, may terminate this Agreement and the Escrow opened hereunder, thereby releasing the parties from any further obligations hereunder (except for those obligations that expressly survive termination of this Agreement), and all documents delivered by Purchasers to Sellers or Escrow Holder shall be returned to Purchasers and all documents delivered by Sellers to Purchasers or Escrow Holder returned to Sellers and the Deposit shall be returned to Purchasers. In the event that the conditions set forth in Section 5.1 are not fulfilled prior to the Close of Escrow as a result of a willful refusal by Sellers to perform their respective material obligations under this Agreement (as distinguished from the inability of Sellers to perform their respective obligations), then Purchasers shall have the remedies set forth in Section 5.6. The terms of Sections 10.1 and 10.3 shall govern the parties’ respective remedies in the event that the condition set forth in Sections 5.1(d) and 5.1(e), respectively, are not fulfilled prior to the Close of Escrow.

(b)         In the event each of the conditions set forth in Sections 5.2(a) and (b) are not fulfilled or waived by Sellers, then, after the expiration of any applicable notice and cure periods, Sellers may terminate this Agreement and shall be entitled to treat such failure as Purchasers’ default entitling Sellers to exercise the remedies set forth in Section 5.7. The terms of Sections 10.1 and 10.3 shall govern the parties’ respective remedies in the event that the conditions set forth in Sections 5.1(d) and 5.2(c), on the one hand, and 5.1(c), on the other hand, are not fulfilled prior to the Close of Escrow.

5.6           Breach by Sellers. In the event that any of the Sellers default in their obligations under this Agreement, then Purchasers’ sole and exclusive remedy shall be to elect one of the following: (i) to terminate this Agreement and receive a refund of the Deposit from Escrow Holder and, if the Closing fails to occur by reason of Sellers’ willful and intentional refusal or failure to perform their obligations hereunder, Purchasers shall be entitled to recover from Sellers all out-of-pocket expenses incurred by Purchasers in connection with this Agreement up to a maximum amount of $100,000, upon submission of invoices evidencing such costs, or (ii) to commence an action for specific performance, provided, however, that any action under this Section 5.6 must be commenced within sixty (60) days of Sellers’ default, Purchasers waiving their respective right to bring any suit at any later date to the extent permitted by law. Purchasers shall have no right to seek or recover any damages from Sellers in the event of a default by Sellers under the terms of this Agreement (except as provided above with respect to recovery of expenses). Notwithstanding anything to the contrary set forth in this Section 5.6, in the event that (i) any of the Sellers willfully and intentionally default in their obligations hereunder resulting in failure of Closing to occur, (ii) Sellers sell or enter into a contract of sale to sell either the Property or the Aggregate Partnership Interests to a third party within sixty days of the termination of this Agreement, (iii) Purchasers are unable (as distinguished from Purchasers electing not to pursue specific performance) to obtain specific performance as a remedy under this Section 5.6 and (iv) the intentional and willful default of Sellers was performed primarily for the purpose of frustrating the ability of Purchasers’ to obtain specific performance hereunder, then Purchasers, as their sole and exclusive remedy, shall be entitled to recover from Sellers the difference between (a) the sales price under such third party contract of sale (after subtracting all closing and transaction costs incurred by Sellers thereunder) minus (b) the Purchase Price under this Agreement (after subtracting all estimated closing and transaction costs that would have been incurred by Sellers thereunder). In electing to exercise any remedy hereunder, Purchaser I and Purchaser II must jointly exercise the same remedy and are not permitted to pursue different remedies against Sellers.

5.7           LIQUIDATED DAMAGES. IN THE EVENT THAT PURCHASER BREACHES ITS OBLIGATIONS UNDER THIS AGREEMENT RESULTING IN A FAILURE OF CLOSING TO OCCUR, THE DAMAGES THAT SELLERS WILL INCUR BY REASON THEREOF ARE AND WILL BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTABLISH. PURCHASER AND SELLERS, IN A REASONABLE EFFORT TO ASCERTAIN WHAT SELLERS' DAMAGES WOULD BE IN THE EVENT OF SUCH A DEFAULT BY PURCHASER, HAVE AGREED THAT SUCH DAMAGES SHALL BE IN AN AMOUNT EQUAL TO THE AMOUNT OF THE DEPOSIT AND THAT SUCH DEPOSIT SHALL BE DELIVERED TO SELLERS UPON SUCH DEFAULT BY PURCHASER AND RETAINED BY SELLERS AS LIQUIDATED

DAMAGES, WHICH DAMAGES SHALL BE SELLERS’ SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY IN THE EVENT OF AND FOR SUCH DEFAULT BY PURCHASER. SELLERS AND PURCHASER ACKNOWLEDGE AND AGREE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH.

5.8  Defaults.Other than Purchasers’ obligation to deposit into Escrow the Deposit, no party shall be deemed in default under this Agreement unless such party receives written notice of its failure to comply with this Agreement by the other party and such failure continues for three (3) business days following the date such notice is given; TIME BEING OF THE ESSENCE AS TO EACH PARTIES’ OBLIGATION TO CURE WITHIN SUCH THREE BUSINESS DAY PERIOD.

ARTICLE 6

MAINTENANCE OF PROPERTY THROUGH CLOSING; CASUALTY; CONDEMNATION

6.1	Covenants of Sellers. Sellers covenant and agree as follows:

(a)         Insurance. Sellers will cause the Owners to maintain the same level of insurance coverage on the Property as in effect on the date hereof up to and including the Closing Date. At Closing, Sellers shall cancel the insurance coverage maintained by Owners and in the event that any cancellation charges are incurred due to the cancellation of such insurance coverage, Sellers shall be solely liable for such cancellation charges. In addition, Sellers shall be entitled to any insurance rebate obtained in connection with the cancellation of such insurance coverage.

(b)         Further Tenancies. Between the date of the execution of this Agreement and the expiration of the Due Diligence Period, the Landlord may enter into any new lease for office space (on Landlord’s form lease) or any renewal or modification of an existing Lease; provided, however, that prior to entering into any such new lease, renewal or modification (which shall include a surrender), the Sellers have provided to Purchasers a letter of intent detailing the material terms of such new lease, renewal or modification (including any deviations from the Landlord’s standard form lease previously delivered to Purchasers) and Purchasers have approved in writing such letter of intent. Purchasers’ consent shall be given or withheld within five (5) business days after receipt by Purchasers of the letter of intent and Purchasers’ consent shall not be unreasonably withheld, conditioned or delayed. If Purchasers do not respond to Sellers’ request for consent within such five (5) business day period, Purchasers’ consent shall be deemed to have been given. At any time up until the last day of the Due Diligence Period, Sellers may, without the further consent of Purchasers, enter into a any such new lease, renewal or modification with any tenant with which Landlord has entered into a letter of intent that has been approved (or has been deemed approved) by Purchasers. Thereafter, Purchasers shall have the sole and absolute discretion to approve any new lease or renewal or modification. Sellers shall deliver to Purchasers a true and complete copy of each such new Lease, renewal, modification and extension agreement, if any, promptly after the execution and delivery thereof. After the expiration of the Due Diligence Period, Sellers shall not enter into any new lease, renewal or modification with any tenant without the prior written consent of Purchasers, which consent can be withheld in Purchasers’ sole and absolute discretion.

(c)         Operation and Condition Pending Closing. Between the date of this Agreement and the Closing Date, Sellers shall cause Owners to continue to manage, operate and maintain the Property in substantially the same manner as prior to the execution of this Agreement. Between the date of the execution of this Agreement and the Closing Date, without the prior written consent of Purchasers (which consent shall not be unreasonably withheld, conditioned or delayed), Sellers shall not authorize Owners to enter into, or extend, renew or modify, any Contract, unless the same can be terminated without any payment on not more than thirty (30) days notice. Between the date hereof and the Closing Date, Sellers shall not grant any easements, restrictions or other encumbrances that shall be recorded against title to the Real Property.

(d)         Covenant not to negotiate with other prospective purchasers. So long as this Agreement has not been terminated by either party, Sellers agree not to solicit or entertain bids or offers from or conduct negotiations with, any third party for the purchase of the Property or the Aggregate Partnership Interests.

(e)         Application of Security Deposits. Between the date of the execution of this Agreement and the date that is three (3) business days prior to the expiration of the Due Diligence Period, Sellers shall notify Purchasers if any Owner elects to apply or drawn down on any security deposit or guaranty provided by any tenant under any Lease; provided, however, Sellers shall only be obligated to provide Purchasers with notice of such application or draw down and Purchasers’ consent shall not be required. From and after the date that is three (3) business days prior to the expiration of the Due Diligence Period, Seller shall notify Purchasers if any Owner elects to apply or draw down on any security deposit or guaranty provided by any tenant under any Lease and Purchasers shall have the sole and absolute discretion to approve in writing any such application or draw down.

6.2           Casualty. If at any time prior to the Closing Date all or a portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever and the cost of restoring such damage exceeds $3,500,000 or such casualty is not insured (and Sellers, in the event of the absence of insurance, elect not to restore the Property prior to the Closing or to give Purchasers a credit against the Purchase Price equal to the restoration costs, as estimated by a reputable contractor in consultation with Purchasers’ consultant, which contractor shall be selected by Sellers and reasonably acceptable to Purchasers), then, at the option of Purchasers, which option must be exercised within 20 days after receipt of such estimate of the restoration costs, this

Agreement shall terminate and shall be canceled with no further liability of either party to the other (other than those provisions that expressly survive termination), and the Deposit shall be returned to Purchasers. Sellers shall give Purchasers prompt written notice of any casualty. If there is any partial or total damage or destruction, and if Purchasers elect not to terminate (or are not permitted to terminate) this Agreement as herein provided, then at the Closing, any insurance proceeds paid to Owners for the actual value of the property lost or destroyed up to but not in excess of the Purchase Price, less any costs incurred by Owners in connection with such casualty (including, but not limited to, legal fees and engineering fees) and the payment of any that shall have theretofore been used for restoration of the Property pursuant to a plan of restoration approved in writing by Purchasers, shall remain as an asset of the Owner who has received such payment or proceeds (and any such proceeds shall remain an asset of such Owner and shall not be distributed to Sellers), and Purchasers shall be entitled to a credit against the Purchase Price for the amount of any deductible under Owners’ respective insurance policies. Sellers hereby agree that they will not permit Owners to settle or compromise any such insurance claims without Purchasers’ prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding anything contained in this Section 6.2 to the contrary, Sellers shall be under no obligation to repair or restore the Property.

6.3           Condemnation. In the event that, prior to the Closing Date any governmental entity shall commence any actions of eminent domain or similar type proceedings to take any portion of the Property, Sellers shall give prompt written notice thereof to Purchasers, and if any such eminent domain or similar proceedings shall affect the Property in any material respect, as determined by Purchasers in Purchasers’ reasonable discretion, any of the Improvements, then Purchasers shall have the option, to be exercised within twenty (20) days following receipt of Sellers’ notice, either to (i) elect not to acquire the Aggregate Partnership Interests and terminate this Agreement in which event this Agreement shall terminate and shall be canceled with no further liability of either party to the other (other than those provisions that expressly survive termination), and the Deposit shall be returned to Purchasers, or (ii) complete the acquisition of the Aggregate Partnership Interests and in the event that the condemnation proceedings are settled prior to Closing, the proceeds received in connection with any such condemnation proceedings (less any costs incurred by Owners in connection with such casualty (including, but not limited to, legal fees and engineering fees) shall remain as an asset of the Owner who has received such proceeds and shall not be distributed to Sellers. In the event Purchasers fail to notify Sellers by the end of such twenty (20)-day period of their election pursuant to the preceding sentence, Purchasers shall be deemed to have elected option (i) under the preceding sentence. For purposes of this Section 6.3, a condemnation of a part of the Property shall be deemed to be "material" in the event that more than ten (10%) of the Real Estate (by value) is taken or if access to or from the Property or the parking available at the Property is materially and adversely affected by such condemnation. Sellers hereby agree that they shall not settle or compromise the proceedings without Purchasers’ prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.

6.4           Delivery of Notices. Sellers shall promptly deliver to Purchasers true, accurate and complete copies of any default notices to or from a tenant, violation notices, material tenant correspondence, Fox-Lance related correspondence and notices and any notice of or pleadings with respect to any new lawsuit (and any related correspondence and any material correspondence and pleadings pertaining to any pending lawsuit) received by Sellers, Fee Landlord, Overlandlord or Landlord after the date of this Agreement.

6.5           No Amendments to Ground Lease, Building Lease or Fox-Lance Agreement. Between the date hereof and the Closing Date, Sellers agree not to allow or permit Owners to amend, terminate or surrender the Ground Lease, the Building Lease or the Fox-Lance Agreement. In the event that any governmental agency requests any modifications to the Fox-Lance Agreement, Sellers shall obtain Purchasers’ consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 7

APPORTIONMENTS AT CLOSING; PAYMENT OF CLOSING COSTS; CLOSING STATEMENT

7.1	Closing Costs.

(a)            Sellers and Purchasers shall pay for their own respective legal and professional fees incurred with respect to the consummation of the purchase and sale of the Property.

(b)	The terms of Exhibit M shall govern this Section 7.1(b).

7.2           Adjustments and Prorations. The following adjustments and prorations shall be made at Closing as of 12:01a.m. of the Closing Date:

(a)            Proration of Taxes and Annual Service Charges. Real estate taxes, assessments and annual service charges imposed by any governmental authority, including any annual service charges payable under the Fox-Lance Agreement, (collectively, “Taxes”) with respect to the Real Property for the relevant tax year in which the Aggregate Partnership Interests are being sold and that are not yet due and payable or that have not yet been paid shall be prorated as of the Close of Escrow based upon the most recent ascertainable assessed values and tax rates (or other basis on which the annual service charges are determined) and based upon the number of days Purchasers and Sellers will have owned the Aggregate Partnership Interests during such relevant tax year; provided, however, if the Closing shall occur before any assessment or tax rate is fixed (or other basis on which the annual service charges are determined), re-adjustment will be made upon the actual tax amount or service charges, when determined. Sellers shall receive a credit for any Taxes paid by Owners prior to the Close of

Escrow and applicable to any period after the Close of Escrow, and Purchasers shall receive a credit for any Taxes not paid applicable to any period prior to the Close of Escrow

(b)       Rents, Other Income and Operating Expenses. Rents and all other revenues under the Ground Lease, the Building Lease and all Leases, security agreements and all other fees and miscellaneous income arising out of the operation of the Property, as and when received, shall be prorated as of the Closing Date. If any rents (including operating expense payments or rents payable by tenants under Leases which are expressed as a fixed percentage or percentages of the receipts of sales of the tenant are payable or accruable under the Leases on the basis of estimates or formulae and are subject to adjustment after the Closing Date (collectively, “Reconciliation Rents”)), such rents shall be apportioned at the Closing to the extent collected on the basis of the then current charges or accruals, as applicable, and shall be subject to reapportionment on the basis of the amounts as finally determined to be owing under the Leases and as finally collected. If, as of the Close of Escrow, any rent is in arrears (“Delinquent Rent”) then the rent collected by Owners on or after the Closing shall first be applied to all rents due at the time of such collection with respect to the period after the Closing Date with the balance payable to Sellers to the extent of Delinquent Rent apportioned to Sellers as of the Closing Date. Purchasers shall cause Owners to deliver to Sellers its pro rata share of Delinquent Rent within ten (10) days of Owners’ receipt of such Delinquent Rent. Purchasers covenant and agrees that after the Closing, it will cause Owners to use commercially reasonable efforts to attempt to collect all Delinquent Rent and other payments that were due and payable under the Leases prior to the Closing; provided, however, that Purchasers shall have no obligation hereunder to cause Owners to commence any action or proceeding to collect such Delinquent Rent or to evict any tenant (by summary proceedings or otherwise). Actual and reasonable third-party costs incurred in collecting rents owed prior to the Closing Date shall be deducted from rents payable to Sellers (on a pro rata basis to the extent such costs are also incurred to collect rents payable to Purchasers).

(c)         Deposits. All tenant security deposits required to be held by Owners (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases shall, upon Close of Escrow, be an asset of the respective Owner who was required to hold such security deposits or Sellers, at their option, shall provide Purchasers with a credit against the Purchase Price equal to the aggregate amount of such security deposits. Purchasers shall indemnify, defend, and hold Sellers harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits held by Owners as of Close of Escrow and will reimburse Sellers for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all losses, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Sellers as a result of any such claims or demands by tenants. Sellers will indemnify, defend, and hold Purchasers harmless from and against all demands and claims made by any tenants that any tenant security deposit required to be held by Owners prior to the Close of

Escrow was not properly held prior to the Close of Escrow and will reimburse Purchasers for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all losses, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Purchasers as a result of any such claims or demands by tenants.

(d)         Utilities/Owner Deposits. Sellers shall endeavor to obtain meter reading for all utilities for the Property (excluding utilities for which payment is made directly by tenants), including water, sewer, electric, and gas, on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items and either Sellers shall pay such bills from the existing assets of Owners immediately prior to the Close of Escrow or provide Purchasers with a credit equal to the sum of such bills. In the event Sellers are unable to have the utility meters read as of the Close of Escrow, Purchasers and Sellers shall jointly prepare and deposit an estimated utility statement based upon the average daily usage over the six (6) month period preceding the Close of Escrow and Escrow Holder shall initially prorate utilities based upon such estimated utility statements and the parties shall subsequently prorate utilities based upon the actual utility usage upon receipt of such utility statement. Sellers shall receive a credit at the Close of Escrow for all outstanding cash security deposits that have been provided to utility companies to secure payment for the provision of utility services to the Property. If any other deposits made by Owners or Sellers prior to the Close of Escrow are released to Purchasers after the Closing, such funds shall be delivered to Sellers immediately upon their receipt.

(e)         Charges under Contracts. The unpaid monetary obligations with respect to any Contracts not being terminated at Closing shall be prorated as of the Closing Date on a per diem basis based upon the number of days Purchasers and Sellers will have owned the Aggregate Partnership Interests during such relevant billing period for each such Contract. The unpaid monetary obligations with respect to any purchase orders placed by or on behalf of Owners prior to Closing shall be paid for by Sellers.

(f)            Leasing Commissions. At the Close of Escrow, Sellers shall either pay from the assets of Owners or provide Purchasers with a credit equal to (i) the sum of all unpaid Lease Commissions payable in connection with the present term of the Leases (excluding Lease Commissions payable with respect to extensions, expansions and renewals which have not been exercised as of the date hereof) and (ii) Sellers’ “proportionate share,” as defined below, of all Lease Commissions payable with respect to the primary term of any new Lease entered into prior to the Closing Date pursuant to the terms of this Agreement (including any Lease Commissions payable with respect to extensions, expansions or renewals of any existing Lease or any new Lease exercised or entered into after the date hereof pursuant to the terms of this Agreement). At Closing, Purchasers shall provide Sellers with a credit equal to (i) Purchasers’ “proportionate share,” as defined below, of all Lease Commissions payable with respect to the primary term of any new Lease entered into prior to the Closing Date pursuant to the terms of this Agreement and (ii) all Lease Commissions payable with respect to extensions, expansions and renewals of any existing Lease or new Lease exercised or entered into after the date hereof pursuant to the terms of this Agreement. Sellers’ “proportionate share” of all Lease Commissions payable with respect to the primary term of any new Lease entered into prior to the Closing Date shall be equal to the proportion that the number of days from the commencement date of such Lease to the Closing Date bears to the total number of days during the primary term of such new Lease, and Purchasers’ “proportionate share” of all Lease Commissions payable with respect to the primary term of any new Lease entered into prior to the Closing Date shall be equal to the proportion that the number of days from the Closing Date to the termination date of the primary term of such new Lease bears to the total number of days during the primary term of such new Lease. For the avoidance of doubt, if the commencement date of any new Lease entered into prior to the Closing Date occurs after the Closing Date, then Sellers’ “proportionate share” of all Lease Commissions payable with respect to such Lease shall be 0%, and Purchasers’ “proportionate share” of all Lease Commissions payable with respect to such Lease shall be 100%. Those Lease Commissions for which Sellers will be responsible under this clause (f) are hereinafter referred to as “Sellers’ Lease Commissions” and those Lease Commissions for which Purchasers will be responsible pursuant to the terms of this clause (f) are hereinafter referred to as “Purchasers’ Lease Commissions”. Sellers agree to indemnify and hold Purchasers harmless from and against, and agree to reimburse Purchasers with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) suffered or incurred by Purchasers and relating directly or indirectly to Sellers’ Lease Commissions. Purchasers agree to indemnify and hold Sellers harmless from and against, and, agree to reimburse Sellers with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) suffered or incurred by Sellers and relating directly or indirectly to Purchasers’ Lease Commissions. The term “Lease Commissions” shall mean all lease commissions, finder’s fees and similar compensation payable in connection with the Leases.

(g)         Other Items. All other items customarily prorated in New Jersey in connection with similar transactions shall be prorated by the parties as of the Closing Date.

(h)            Apportionments. If any of the items subject to apportionment under Sections 7.2 cannot be apportioned at the Close of Escrow because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of one year ending on the first anniversary of the Closing Date as hereinafter provided. Neither party hereto shall have the right to require a recomputation of a Closing apportionment or a correction of an error or omission in a Closing apportionment unless within the aforestated one year period one of the parties hereto (a) has obtained the previously unavailable information or has discovered the error or omission, and (b) has given notice thereof to the other party together with a copy of its good faith recomputation of the apportionment and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to apportionment hereunder and to give notice thereof as provided above within the first anniversary of the Closing Date shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date. Notwithstanding the foregoing, with respect to Reconciliation Rents for fiscal year 2005 if Purchasers believe in good faith that Sellers owe Purchasers for the Reconciliation Rents for fiscal year 2005, then (i) Purchasers shall, not less than five business days prior to the first anniversary of the Closing Date, provide Sellers with a good faith estimate of the Reconciliation Rents for fiscal year 2005 with copies of all substantiating documentation and information used in calculating such estimate (the “Reconciliation Estimate”), (ii) Sellers shall prior to the first anniversary of the Closing Date advise Purchasers if Sellers agree or dispute the Reconciliation Estimate and (iii) if Sellers and Purchasers are unable to agree upon the Reconciliation Estimate, then such Reconciliation Estimate shall be determined by arbitration in accordance with Paragraph 7 of the Escrow Agreement. Once the Reconciliation Estimate has either been agreed upon by Sellers and Purchasers or determined by arbitration (as the case may be), then, if pursuant to the Reconciliation Estimate Sellers owe Purchasers for the Reconciliation Rents for fiscal year 2005, Sellers shall, within five business days after the Reconciliation Estimate has been agreed upon or determined (as the case may be), authorize Escrow Agent to disburse from the Post Closing Funds any sums owed to Purchasers. If Purchasers fail to provide Sellers with the Reconciliation Estimate prior to the date that is five business days prior to the first anniversary of the Closing Date, then Purchasers shall be deemed to have waived its right to collect any Reconciliation Rents owed by Sellers for fiscal year 2005. If Purchasers owe Sellers for the Reconciliation Rents for fiscal year 2005, then Purchasers shall (i) cause Owners to timely calculate the Reconciliation Rents for fiscal year 2005 and timely bill the tenants under the Leases for any Reconciliation Rents due, (ii) cause Owners to use commercially reasonable efforts to attempt to collect any Reconciliation Rents for fiscal year 2005 that are due and payable under the Leases (provided, however, that Purchasers shall have no obligation hereunder to cause Owners to commence any action or proceeding to collect such Delinquent Rent or to evict any tenant (by summary proceedings or otherwise) and (iii) provide Sellers with a final statement setting forth the Reconciliation Rents for fiscal year 2005 in a timely manner on the basis of amounts actually collected by Sellers (the “Reconciliation Statement”) with any apportionment of the Reconciliation Rents being calculated on the basis of the amounts as finally determined to be owing under the Leases and as finally collected by Purchasers. Sellers shall within sixty days after they receive the Reconciliation Statement advise Purchasers if Sellers agree or dispute the Reconciliation Statement and if Sellers and Purchasers are unable to agree upon the Reconciliation Statement, then such Reconciliation Statement shall be determined by arbitration in accordance with Paragraph 7 of the Escrow Agreement. Once the Reconciliation Statement has either been agreed upon by Sellers and Purchasers or determined by arbitration (as the case may be), then, if pursuant to the Reconciliation Statement Purchasers owe Sellers for the Reconciliation Rents for fiscal year 2005, Purchasers shall, within five business days after the Reconciliation Statement has been agreed upon or determined (as the case may be), pay any sums owed to Sellers. If pursuant to the Reconciliation Statement Sellers owe Purchasers any Reconciliation Rents for fiscal year 2005, then (i) Sellers shall pay any amounts owed to Purchasers if a Reconciliation Statement or Reconciliation Estimate was provided by Purchasers to Sellers prior to the date that is five business days prior to the first anniversary of the Closing Date and (ii) Sellers shall have no obligation to pay any amounts owed to Purchasers if a Reconciliation Statement or Reconciliation Estimate was not provided by Purchasers to Sellers prior to the date that is five business days prior to the first anniversary of the Closing Date (whether or not such statement was agreed upon by Sellers and Purchasers at such time).

ARTICLE 8

MISCLELLANEOUS

8.1  Notices. All notices required or permitted to be given hereunder shall be in writing and sent by registered or certified mail, or by hand delivery, overnight delivery service or facsimile transmission (with a hard copy sent by another method of service set forth above in the case of a transmission sent by facsimile), in each case addressed as follows:

To Sellers:

LCOR Incorporated
One Penn Plaza, Suite 3310
New York, NY 10119
Attn: Peter Gilpatric
Facsimile No.: (212) 760-0891

with copies to:

LCOR Incorporated
100 Berwyn Park, Suite 110
Berwyn, PA 19312

Attn: Glenn Madere, Esq.
Facsimile No.: (610) 408-4420

and

STRS Ohio

Real Estate Assets

275 East Broad Street

Columbus, Ohio 43215

Attn: Directors, Real Estate Assets

Facsimile No.: (614) 227-7800

and

Salvo Russell, Fichter & Landau
510 Township Line Road, Suite 150
Blue Bell, Pennsylvania 19422
Attn: Seth R. Landau, Esq.
Facsimile No.: (215) 653-0383

and

Tucker, Ellis & West, LLP

1150 Huntington Building

925 Euclid Avenue

Cleveland, OH 44115-1475

Attention Keith H. Raker, Esq.

Facsimile No.: (216) 592-5009

To Purchasers:

c/o Mack-Cali Realty Corporation

11 Commerce Drive

Cranford, NJ 07016

Attn: Mitchell E. Hersh, President and CEO

Telephone: (908) 272-8000

Fax: (908) 272-0214

with a copy to:

c/o Mack-Cali Realty Corporation

11 Commerce Drive

Cranford, NJ 07016

Attn: Roger W. Thomas, Esquire

Telephone: (908) 272-2612

Fax: (908) 497-0485

Notices shall be deemed to have been given (1) if mailed as aforesaid, two business days following the date on which such notice is deposited in the United States mail, (2) if hand delivered or sent by an overnight delivery service, then if and when delivered to and received by the respective parties and (3) if by facsimile transmission, such transmission shall be deemed delivered upon the date of machine confirmation of delivery (provided, if by facsimile transmission, such transmission has been followed by hard copy sent by another method of service). Either party may change its addresses for purposes of notice hereunder by giving written notice thereof as aforesaid. Hand deliveries, overnight courier deliveries and faxes received after 5PM Eastern Time or on a non-business day shall be effective on the next business day.

8.2  Parties Bound. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors, executors and assigns. Prior to the Closing Date, Purchasers may assign at any time the rights and obligations of Purchasers under this Agreement provided that (i) such assignment is to an entity which is more than 51% directly or indirectly owned by Mack-Cali Realty, L.P. both at the time of such assignment and at the time of Closing, (ii) such assignee specifically assumes Purchasers’ obligations under this Agreement and (iii) Purchasers provide Sellers a copy of the fully executed assignment conforming to the requirements of this Section 8.2 on the earlier of three (3) business days prior to Closing or ten (10) days after the effective date of such assignment. Upon any such assignment conforming to the requirements of this Section 8.2, the assignor's liabilities and obligations hereunder or under any instruments, documents or agreements made pursuant thereto shall be binding upon such assignee. Notwithstanding anything in this Agreement to the contrary, from and after the Closing Date until the first anniversary thereof, Purchasers are neither permitted to assign the Aggregate Partnership Interests nor transfer, or permit the Owners to transfer, the Property unless such assignee(s) or purchaser(s) assume those obligations of Purchaser under this Agreement that survive Closing. This covenant shall be binding on successors and assigns so that, upon each such assignment or transfer prior to the first anniversary of Closing, Purchasers (or the successor to Purchasers) shall be required to provide evidence to the reasonable satisfaction of Sellers of the assumption by such assignee or purchaser of such obligations under this Agreement. Nothing herein shall prohibit Purchasers, Owners or their successors-in-interest from pledging, assigning, or mortgaging the Aggregate Partnership Interests or the Property solely as security for a loan or require such pledgee, assignee or mortgagee to assume any obligations under this Agreement.

8.3  Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

8.4           Brokers. Each party represents and warrants that, other than Eastdil Realty Company, L.L.C. (“Broker”), neither party has retained any brokers or finders to represent its interests in connection with this transaction. Sellers shall be responsible for payment of any brokerage commissions to be paid to Broker. Except as provided above, each party agrees to indemnify and hold the other harmless from and against all liabilities, costs, damages and expenses, including, without limitation, reasonable attorneys' fees, resulting from any claims or fees or commissions, based upon agreements by it, if any, to pay any additional broker's commission and/or finder's fee. The indemnity obligations set forth in this Section 8.4 shall survive the termination or expiration of this Agreement.

8.5  Number and Gender. For purposes of this Agreement, the masculine shall be deemed to include the feminine and the neuter, and the singular shall be deemed to include the plural, and the plural the singular, as the context may require.

8.6  Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

8.7           Confidentiality. Purchasers agree that all documents and information regarding the Property of whatsoever nature made available to Purchasers by Sellers or Sellers’ agents or representatives and the terms of this Agreement (collectively, the ”Proprietary Information”) are proprietary and confidential and Purchasers shall not disclose to any other person except: (i) to Purchasers’ respective officers, directors, employees, counsel, prospective partners or investors, accountants, advisors and any prospective lender, all of whom shall be advised by Purchasers of the existence of this confidentiality obligation; (ii) as required by any court of competent jurisdiction; or (iii) to the extent such matters and/or information have become public through no fault of Purchasers. Further, Purchasers agree not to use or allow to be used any Proprietary Information for any purpose other than to determine whether to proceed with the contemplated purchase, or if same is consummated, in connection with the operation of the Property post-Closing. The obligations of Purchasers set forth in this Section 8.7 shall survive the termination or expiration of this Agreement. After the Effective Date and Closing Date, Purchasers shall be permitted to issue a press release regarding the subject transaction but any such press release shall be subject to Sellers’ reasonable approval as to form and content.

Nothing contained in this Article 8.7 will preclude or limit either party to this Agreement from making such disclosures as may be required by rule or regulation of the Securities and Exchange Commission or the New York Stock Exchange, including, without limitation, in any filings required by a governmental authority. In determining whether a disclosure contemplated in the preceding sentence is required by law or by rule or regulation of the Securities and Exchange

Commission or the New York Stock Exchange, the disclosing party is entitled to rely upon the advice of counsel. Furthermore (i) in connection with Purchasers’ Form 8-K security filing, Purchasers shall prepare a summary of the material terms of this Agreement to attach to such filing in lieu of attaching this Agreement, (ii) in connection with the Form 10-K security filing, Purchasers shall prepare a redacted copy of this Agreement to attach to such filing, and (iii) in connection with any other security filing disclosing the terms and conditions of this Agreement, all such filings described in (i), (ii) and (iii) above shall only disclose the minimum information required by law, rule or regulation as advised by Purchasers’ counsel in writing, and Purchasers will provide a copy of same to Sellers for review and comment at least two (2) business days (except for an emergency filing in which case Purchasers shall provide a copy within one (1) business day) prior to any such filing but Purchasers shall not have an obligation to incorporate such review and advisory comments.

8.8  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile which shall be deemed to have the same force and effect as original signatures.

8.9                       Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act or event from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or legal holiday in the State of New Jersey, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such legal holiday.

8.10	Recording. This Agreement shall not be recorded in any place of public record.

8.11        Attorneys' Fees. In the event of any action between Purchasers and Sellers seeking enforcement of any of the terms and conditions to this Agreement, or otherwise in connection with the Property, the substantially prevailing party in such action, whether by fixed judgment or settlement, shall be entitled to recover reasonable attorneys' fees from the other party.

8.12        Severability. If any provision of this Agreement is deemed unenforceable in whole or part, such provision shall be limited to the extent necessary to render the same valid or shall be deemed excised from this Agreement and replaced by a valid provision as close in meaning and intent as the excised provision, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited or as so replaced, as the case may be.

8.13        Waivers. No waiver of any condition or provision of this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be deemed or construed as a waiver of any other or similar provision or of any future event, act, or default.

8.14        Construction of Agreement. In no event shall this Agreement be construed more strongly against any one person solely because such person or its representative acted as draftsman hereof, it being acknowledged by all parties hereto that all parties have been represented by competent legal counsel, that this Agreement has been subject to substantial negotiation, and that all parties have contributed substantially to the preparation of this Agreement.

8.15        Mutual Cooperation. Purchasers and Sellers agree to cooperate with each other and to take such further actions as may be reasonably requested by the other in order to facilitate the timely purchase and sale of the Aggregate Partnership Interests.

8.16               Exhibits and Schedules. All Exhibits and Schedules which are referred to herein and which are attached hereto are expressly made and constitute a part of this Agreement.

8.17               Entire Agreement; Amendments. This Agreement (including the Exhibits and Schedules attached hereto) sets forth all of the promises, covenants, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

8.18               WAIVER OF TRIAL BY JURY. SELLERS AND PURCHASERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE PURCHASE AND SALE OF THE AGGREGATE PARTNERSHIP INTERESTS AND ANY DOCUMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT.

8.19               Joint Action of Sellers and Purchasers. In any instances where the consent of Sellers is required or any action or decision of Sellers is required hereunder, Sellers must jointly elect to grant or deny such consent and Sellers must jointly decide which actions they elect to pursue hereunder. In any instances where the consent of Purchasers is required or any action or decision of Purchasers is required hereunder, Purchasers must jointly elect to grant or deny such consent and Purchasers must jointly decide which actions they elect to pursue hereunder.

8.20        Exculpation. It is acknowledged and agreed by Purchasers that this Agreement is executed by (i) one of the general partners of Hudson I, (ii) one of the general partners of Hudson II, (iii) one of the authorized officers of Hudson SPE, and (iv) one of the authorized officers of

Hudson SPE II (each a “Signator,” and collectively the “Signators”), each of whom is not acting on that Signator’s own behalf but solely on behalf of Hudson I, Hudson II, Hudson SPE and Hudson SPE II, respectively.  Each person (including Purchasers) dealing with the Signators or with Sellers must look solely to the assets of Sellers for the enforcement of any claim against the Signators or Sellers arising under this Agreement, to the extent permitted hereby.  This Agreement is not binding upon, nor may resort be had to, the private property of any of the partners, shareholders, members, officers, advisors, employees or agents of Sellers or of Signators.  The limitation on liability contained in this Section 8.20 will apply to all agreements and documents, past present or future, executed by Signators in connection with this Agreement.

8.21        Like Kind Exchange Cooperation. The terms of Exhibit M shall govern this Section 8.21.

8.22        Time of Essence.Subject to the notice and cure periods set forth in Section 5.8 above and the parties’ extension rights detailed in Sections 10.1 and 10.2 below and elsewhere specifically permitted in this Agreement, TIME IS OF THE ESSENCE OF THIS AGREEMENT, it being understood that each date set forth herein and the obligations of the parties to be satisfied by such date have been the subject of specific negotiation by the parties.

ARTICLE 9

ENVIRONMENTAL MATTERS

9.1                           Definitions. “Hazardous Materials” shall mean (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including, but not limited to, substances deemed as "hazardous wastes," "hazardous materials," "hazardous substances," "toxic substances," "pollutants," "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. ' 9601 et seq.; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. ' 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ' 1802; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ' 9601, et seq.; the Clean Water Act ("CWA"), 33 U.S.C. ' 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. ' 300 et seq.; the Clean Air Act ("CAA"), 42 U.S.C. ' 7401 et seq.; any similar laws of the State in which the Property is located or any subdivision thereof and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinances in effect relating to environmental matters (collectively the "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation, ordinance or common law doctrine, including any Environmental Law, in effect at any time prior to the Closing Date, including, but not limited to, (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel, (E) asbestos,

(F) lead in water, paint or elsewhere, (G) radon, (H) polychlorinated biphenyls (PCB's) and (I) ureaformaldehyde.

9.2           Obligations of Sellers and Purchasers with respect to Environmental Matters. Except for those representations and warranties expressly set forth in Section 2.1(z) hereof, Purchasers acknowledge that Sellers have not made and will not make any other representations or warranties concerning the Property’s compliance or non-compliance with Environmental Laws or the existence or non-existence of Hazardous Material either in relation to the Property or otherwise. From and after the Closing, Purchasers shall assume full responsibility and all obligations in connection with the existence or non existence of Hazardous Material on, at, under or from the Property and/or the Property’s compliance or non-compliance with applicable Environmental Laws, whether arising prior to or after Closing; provided, however, Sellers shall be responsible for (i) any Hazardous Materials introduced or installed by Sellers to the Property during the period commencing on the date of this Agreement and ending on the Closing Date and (ii) the violation of any Environmental Laws caused by Sellers during the period commencing on the date of this Agreement and ending on the Closing Date but Sellers shall not be liable for any violation caused by any third party during such period as further provided below. In the event that during the period commencing on the day after the last day of the Due Diligence Period and ending on the day before the Close of Escrow, there is a spill, discharge, release, deposit or emplacement of any Hazardous Materials on the Property which results in the contamination of the Property, provided, such condition was not caused by Purchasers and their respective agents, servants or contractors, the party who has discovered such condition shall provide the other party with written notice thereof. Purchasers shall, within fifteen (15) business days after they have received actual notice of such condition, elect to either (i) terminate this Agreement if the nature and the extent of the contamination are unacceptable to Purchasers in their sole but reasonable discretion or (ii) request Sellers cause Owners to remediate such condition. If Purchasers do not provide Sellers with such notice during such period, Purchasers shall be deemed to have elected to request that Sellers cause Owners to remediate such condition. If Purchasers elect to terminate this Agreement, then promptly following such termination the parties shall direct the Escrow Holder to return the Deposit to Purchasers and the parties shall be released from any further obligations hereunder (except for those obligations that expressly survive termination of this Agreement). Sellers shall, within fifteen (15) business days after they receive Purchasers’ notice, advise Purchasers as to whether Sellers will either (i) cause Owners to undertake remediation of such condition or (ii) elect not to have Owners remediate such condition. If Sellers elect not to have Owners undertake remediation of such condition, then Purchasers shall within ten business (10) days after receipt of Sellers’ notice elect to either (i) proceed to close on the purchase of the Aggregate Partnership Interests without any reduction in the Purchase Price or (ii) to terminate Escrow and this Agreement due to Sellers’ election to not have Owners undertake remediation of such condition and promptly following such termination the parties shall direct the Escrow Holder to return the Deposit to Purchasers and the parties shall be released from any further obligations hereunder (except for those obligations that expressly survive termination of this Agreement). If Purchasers do not provide Sellers with such notice during such period,

Purchasers shall be deemed to have elected to not terminate this Agreement. If Sellers elect to cause Owners to remediate such condition, then Sellers shall have a reasonable period of time to cause Owners to remediate such condition, provided, however, in the event that the estimated time to remediate exceeds 270 days as estimated by an environmental engineer or environmental firm chosen by Sellers and approved by Purchasers in their reasonable discretion, then Purchasers shall have the right to elect to terminate this Agreement by giving Sellers notice of such election within ten (10) business days of receipt of Sellers’ notice setting forth the estimated time for such remediation. If Purchasers elect to terminate this Agreement, then promptly following such termination the parties shall direct the Escrow Holder to return the Deposit to Purchasers and the parties shall be released from any further obligations hereunder (except for those obligations that expressly survive termination of this Agreement). If Purchasers do not provide Sellers with such notice during such period, Purchasers shall be deemed to have elected to not terminate this Agreement.

ARTICLE 10

FOX LANCE CONSENT; PAYOFF OF EXISTING LOAN; MERRILL LYNCH EXTENSION

10.1               Fox-Lance Consent. Promptly after the expiration of the Due Diligence Period, the Overlandlord shall make a written request to the City of Jersey City to consent to the sale of the Aggregate Partnership Interests and transfer of the beneficial interest in the Fox-Lance Agreement to Purchasers, as contemplated herein. The written request shall include a certification of the Overlandlord that it (i) is not in default under the Fox-Lance Agreement, and (ii) owns no other project. Notwithstanding anything in this Agreement to the contrary, in the event the Overlandlord has not obtained the consent as described above in this Section 10.1 or the Fox-Lance Consent (as defined at Section 5.1(d) above) on or prior to Closing, Purchasers shall elect not later than three (3) business days prior to Closing to either (x) adjourn the Closing for up to sixty (60) days for the purpose of Overlandlord obtaining such consents or (y) to proceed with the subject transaction without obtaining the Fox-Lance Consent and waive such consent as a condition to Closing. If Purchasers fail to make either of the elections described in (x) or (y) above, Sellers shall have the right, by giving written notice to Purchasers not later than two (2) business days prior to Closing, to adjourn the Closing for up to sixty (60) days for the purpose of obtaining such Fox Lance Consent. Subject to the foregoing, the re-scheduled Closing Date shall be to the reasonable satisfaction of Purchasers and Sellers and may involve more than one such extension by either party provided that all such extensions do not exceed sixty (60) days in the aggregate. In the event that Purchasers or Sellers elect to adjourn the Closing Date and the Fox-Lance Consent is not obtained during such adjournment period(s) either (I) not later than two (2) business days prior to the adjourned Closing Date, Purchasers shall elect in writing to waive the Fox-Lance Consent as a condition to Closing or (II) if Purchasers do not make such an election described in (I) above, the Escrow and this Agreement shall automatically terminate and both parities shall direct the Escrow Holder to return the Deposit to Purchasers and the parties shall be released from any further obligations hereunder (except for those obligations that expressly survive termination of this Agreement). Sellers agree to indemnify and hold Purchasers harmless from and against any payments payable under the Fox-Lance Agreement for the period prior to Closing and any fines imposed for any violations of the Fox-Lance Agreement by Owners prior to the Closing. In the event Purchasers elect to proceed with the subject transaction without obtaining the Fox-Lance Consent as detailed in this Section 10.1, then Purchasers shall (i) reimburse Sellers for any and all losses that may be incurred by Sellers as a result of the termination or transfer of the tax abatement granted under the Fox-Lance Agreement, including, but not limited, to any increased real estate tax payments required to be paid by Sellers as a result of the termination of the tax abatement granted under the Fox-Lance Agreement, (ii) reimburse Sellers for any reserves held by Sellers which reserves Sellers are required to pay to the City of Jersey City in connection with the termination of the Fox-Lance Agreement and (iii) indemnify and hold harmless Seller from any other costs and expenses incurred by Sellers in connection with the termination or transfer of the tax abatement granted under the Fox-Lance Agreement (including any penalties or interest that may be assessed thereunder). The provisions of this paragraph shall survive execution and delivery of this Agreement and the Partnership Assignment.

10.2               Payoff of Existing Loan by Seller. Notwithstanding anything in this Agreement to the contrary, in the event Sellers need additional time to pay-off of the existing first mortgage loan on the Property pursuant to the terms thereof, Sellers shall have the right to adjourn the Closing for up to sixty (60) days for the purpose of coordinating such loan pay-off (which sixty day period shall run simultaneously with any adjournments under Section 10.1). Sellers shall give Purchasers not less than three business days notice of any election to adjourn the Closing. In the event any such adjournment by Sellers is for greater than fifteen days, then Sellers, upon request by Purchasers, shall update any estoppel certificates that are dated more than forty-five (45) days prior to the Closing Date.

10.3               Merrill Lynch Lease Extension. Sellers hereby advise Purchaser that they are currently negotiating on behalf of Landlord an extension of that certain lease dated as of December 29, 1989 by and between Landlord and Merrill Lynch, Pierce, Fenner & Smith Incorporated (successor-in-interest to Jersey Hudson Tenant, Inc.) (which lease has been amended by (i) that certain First Amendment of Lease dated November 30, 1992, (ii) that certain Second Amendment of Lease dated December 31, 1996 and (iii) that certain Third Amendment of Lease dated as of June 19, 1998) (the lease, as amended, is known as the “Merrill Lease”) on the terms and conditions set forth on the term sheet (the “Term Sheet”) attached hereto as Exhibit N attached hereto and made a part hereto. Also attached as Exhibit N is the form of amendment of lease (the “Form Amendment”) delivered to Merrill Lynch for its review (the full execution of the Form Amendment materially consistent with the Term Sheet and the Form Amendment is hereinafter referred to as the “Merrill Extension”). Sellers agree to keep Purchasers apprised of the Merrill Extension negotiations. Any material revisions to the Term Sheet and the Form Amendment shall be subject to Purchasers’ review and approval, which shall not be unreasonably withheld, conditioned or delayed. Sellers shall be responsible for all costs and expenses (including leasing commissions, tenant improvements and legal fees) payable in connection with the Merrill Extension. Notwithstanding anything in this Agreement to the contrary, in the event that the Merrill Extension is not fully executed and delivered on terms and conditions materially consistent with the Term Sheet and the Form Amendment on or prior to Closing, Purchasers may elect not later than four (4) business days prior to Closing to waive such condition as a condition to Closing. If Purchasers fail to make an election to waive such condition as aforesaid, Sellers may elect not later than two (2) business days prior to Closing to adjourn the Closing for up to sixty (60) days for the purpose of obtaining the Merrill Extension. Subject to the foregoing, the re-scheduled Closing Date shall be to the reasonable satisfaction of Purchasers and Sellers and may involve more than one such extension by Sellers provided that all such extensions do not exceed sixty (60) days in the aggregate. In the event that Sellers elect to adjourn the Closing Date and the fully executed Merrill Extension is not obtained during such adjournment period(s) either (I) not later than two (2) business days prior to the adjourned Closing Date, Purchasers may elect in writing to waive the condition of delivering a fully executed Merrill Extension as a condition to Closing or (II) if Purchasers do not make the election described in (I) above, the Escrow and this Agreement shall automatically terminate and both parties shall direct the Escrow Holder to return the Deposit to Purchasers and the parties shall be released from any further obligations hereunder (except for those obligations that expressly survive termination of this Agreement).

ARTICLE 11

PARTNERSHIP MATTERS; CAPITAL CONTRIBUTIONS; DISTRIIBUTIONS;

11.1	Partnership Matters.

(a)            Until Closing, Owners shall be permitted to make distributions of cash to Sellers except as otherwise expressly provided to the contrary in this Agreement. At Sellers’ sole cost and expense, during normal business hours and on two business days prior notice, Sellers reserve the right to audit the books and records of Owners for periods from and after January 1, 2005 until Closing to confirm that it has received all such distributions to which it is entitled as described in this paragraph at no material cost to Purchasers. The provisions of this paragraph shall survive Closing.

(b)         All expenses related to the operation of the Property, including, without limitation, obligations under the Leases, and all income from the Property, including, without limitation, rent from the Leases, have been and shall continue to be the obligations and assets, respectively, of the Owners. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the Owners’ respective books will be closed as of midnight of the day preceding the Closing Date, and that all partnership items of income and expense, as well as all other partnership items of gain, loss, deduction or credit payable by or to the Owner recognized prior to Closing will be allocated to the partners of the Partnership in accordance with the terms of the partnership agreement for each Owner in effect prior to Closing; and all such items of income, expense, gain, loss, deduction or credit of each Owner recognized as of the date of Closing will be allocated to the partners of the Partnership in accordance with the terms of the partnership agreement for each Owner in effect prior to Closing. The provisions of this paragraph shall survive the execution and delivery of this Agreement and the Partnership Assignment. Unless Purchasers structure acquisition of the Real Property as a Section 1031 Exchange, Purchasers shall not permit Owners to change either the fiscal year or the method of accounting currently utilized by each Owner until after January 1, 2006 if such change would adversely affect the Sellers.

(c)         Sellers shall prepare all necessary federal, state and local income Tax returns for each Owner for fiscal year 2005 ending on the Closing Date and shall obtain Purchasers’ approval thereof prior to filing such tax returns, which approval shall not be unreasonably withheld, conditioned or delayed. Sellers and Purchasers agree that all books, records and tax returns for fiscal year 2005 ending on the Closing Date shall be maintained and prepared in accordance with the terms of the partnership agreement for each Owner in effect prior to the Closing Date. In the event Purchasers structure the acquisition of the Real Property as a Section 1031 Exchange, Sellers shall prepare and file Final Federal, state and local income tax returns for each Owner for the fiscal year 2005 ending on the Closing Date and shall provide Purchasers with a copy of said returns not later than ten (10) days after filing. After Closing, Sellers shall retain all rights that it had under the partnership agreement for each Owner prior to the Closing Date to inspect books and records of Owners for any period prior to the Closing Date at no material cost to Purchasers. After Closing, Sellers shall also retain the right to receive all information pursuant to Article 11 of the partnership agreement for each Owner for any period prior to the Closing Date. Purchasers shall notify Sellers of all significant tax matters for periods on or prior to the Closing Date that may come to Purchasers’ attention by giving notice thereof to Sellers within five days after becoming aware thereof and, within such time, shall forward to Sellers copies of all significant written communications relating to the same. Additionally, Sellers shall provide a copy of the combined audited financial statement of the Owners and federal and state tax returns for the fiscal year 2004 and for the 2005 fiscal year ending on the Closing Date within 10 days following receipt thereof from Owners but in no event later than ten (10) days after filing such returns. Sellers shall also prepare and deliver to Purchaser the fiscal year 2004 Fox-Lance operating statement together with any other filings within ten (10) business days of filing with the City of Jersey City. The provisions of this paragraph shall survive execution and delivery of this Agreement and the Partnership Assignment. For a period of three years after Closing, Purchasers and Sellers agree to timely provide and reasonably cooperate with each other with such requested financial, tax, tenant expense reconciliations and apportionments and other information as is reasonably necessary for each of them to prepare financial statements, tenant reconciliations and audit responses and tax returns of the Owners for which the requesting party is responsible or to respond to any mandatory governmental inquiry or audit; provided, however, that the requesting party shall pay any material out of pocket expenses incurred by the cooperating party.

(d)	The terms of Exhibit M shall govern this Section 11.1(d).

(e)         Sellers shall provide to Purchasers (at Purchasers’ expense) copies of, or shall provide Purchasers access to, such factual information as may be reasonably requested by Purchasers, and in the possession or control of Sellers, or its property manager or accountants, to enable Purchasers (or Mack-Cali Realty Corporation and/or Mack-Cali Realty L.P.) to file its or their Form 8-K, if, and when such filing may be required by the Securities and Exchange Commission (“SEC”). At Purchasers’ sole cost and expense, Sellers shall allow the accountants selected by the Purchasers to conduct an audit of the income statements of the Property for the year of Closing (to the date of Closing) and the three prior years, and shall cooperate (at no cost to Sellers) with Purchasers’ accountants in the conduct of such audit. In addition, Sellers agree to provide to Purchasers’ accountants a letter of representation in a customary form mutually acceptable to Sellers and Purchasers’ accountants and, if requested by such accountants, historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing, at no cost to Sellers. Without limiting the foregoing, (I) Purchasers or its accountants may audit Sellers’ operating statements of the Property, at Purchasers’ expense, and Sellers shall provide such documentation as Purchasers or their accountants may reasonably request in order to complete such audit, and (ii) Sellers shall furnish to Purchasers such financial and other information as may be reasonably required by Purchasers to make any required filings with the SEC or other governmental authority; provided, however, that the foregoing obligations of Sellers shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Sellers, its property manager or accountants, at no cost to Sellers, and in the format that Sellers (or its property manager or accountants) have maintained such information.

11.2        Purchasers’ Duty of Investigation and Review. Except as expressly set forth in the Partnership Assignment and this Agreement, the assignment of the Aggregate Partnership Interests is being made "as-is", without representation, warranty or recourse. Except as expressly set forth in the Partnership Assignment and this Agreement, the assignment of the Aggregate Partnership Interests will be made subject to all liabilities and obligations of Owners, matured or unmatured, absolute or contingent, regardless of when such obligations and liabilities were incurred by Owners. Effective as of the Closing Date, Purchasers shall release Sellers from any and all obligations Sellers might have to contribute any additional funds to Owners as a capital contribution or otherwise. Purchasers represent and warrant to Sellers that Purchasers will as of Closing: (i) had an opportunity to make a full investigation of the Aggregate Partnership Interests, (ii) have had a full opportunity to inspect the partnership agreement of each Owner and each Owner’s books and records, (iii) have had a full and complete opportunity to make such investigations as each Purchaser deems desirable in acquiring the Aggregate Partnership Interests, and (iv) will not bring any cause of action against Sellers in any manner relating to the transfer of the Aggregate Partnership Interests to Purchasers except for claims or causes of action which may arise against Sellers due to a breach of any representation or warranty or violation of any covenant or other obligation under this Agreement by Sellers, subject any express limitations set forth herein or in the Partnership Assignment or any indemnification obligations set forth in this Agreement or any of the other closing documents hereunder.

11.3        Tax representations.Each Owner has timely paid all material Taxes (as defined below) required to have been paid prior to the Closing and have each timely filed (as defined below) all returns and reports required to have been filed prior to the Closing and all such returns and reports are complete and accurate in all material respects. The Sellers either have timely paid or will timely pay, or has provided or will provide for a cash reserve for all Taxes related to the period ending on the Closing Date but not due and payable until after the Closing Date. Each Owner has complied in all material respects with all applicable laws, rules and regulations relating to the payment of withholding Taxes (including, without limitation, pursuant to Sections 1441, 1442, 1445, 1446, 3121 and 3402 of the Internal Revenue Code) and has timely withheld and paid over to the proper governmental authority all amounts required to be so withheld and paid over under applicable laws and regulations. None of the Owners nor any of the Real Property is currently the subject of any unresolved Tax audit, examination or other administrative, judicial or other proceeding and, to the knowledge of Sellers no such audit, examination or other proceeding in respect of any Owner or any of the Property is being considered or contemplated by any Tax authority. No unresolved deficiencies for any Taxes have been proposed, asserted or assessed against any Owner or in respect of any of the Real Property, and no agreement, waiver or request for waiver to extend any period of limitations applicable to any return or report filed or required to be filed by any Owner in respect of any Taxes is currently outstanding. Each Owner has, at all times since its formation, qualified and been treated as a “partnership” for federal and state income tax purposes. None of the Owners is a party or has any liability under (including, without limitation, liability with respect to a predecessor entity) any indemnification, allocation, sharing or other agreement in respect of any Tax. As used in this Agreement, the term “Tax” or “Taxes” shall mean and include any and all income, gross receipts, excise, property, sales, withholding, alternative minimum, social security, occupation, use, service, license, payroll, franchise, transfer, recordation and other taxes and required estimated payments thereof, fees, charges, levies and other assessments, and any required payments-in-lieu-of taxes, annual service charges in lieu of taxes or similar payments, whether computed on a separate, consolidated, unitary, combined or any other basis, and interest, fines, penalties or additional amounts attributable to, imposed upon and/or with respect to any such taxes, fees, charges, levies, assessments, payments-in-lieu of taxes or similar payments.

11.4	Tort Liability/Cross Indemnities.

(a)            Sellers agree, jointly and severally, to indemnify, defend and hold Purchasers, Owners, their direct and indirect partners, members, affiliates and their respective directors, officers, employees and agents and their successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against any and all third party claims, causes of action, loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys’ and accountants’ fees and costs)(collectively, a "Loss") alleged, based upon, relating to or arising out of any claim in the nature of personal injury, negligence or other tort (a "Tort Claim") which may be asserted against or imposed upon a Purchaser Indemnified Party as a successor or transferee of the Sellers, or as a manager or direct or indirect owner of the Real Property, to the extent they are attributable to occurrences during the period prior to the Closing Date and such Tort Claim is asserted within two years subsequent of the Closing Date (the "Sellers' Tort Indemnity Period"), and provided, however, that:

(i) Sellers' liability (including costs of defense) to the Purchaser Indemnified Parties under this Section 11.4 shall not exceed, in the aggregate, the sum of (A) Sellers' maximum recoveries available to Sellers and/or Owners under all policies of liability insurance maintained by, or available to, Sellers and/or Owners ("Sellers' Insurance Policies") with respect to the Real Property and/or such Loss, and (B) solely with respect to claims for indemnity first asserted prior to the first anniversary of the Closing Date, the then balance of the Post-Closing Funds

(ii) prior to making any such claim against the Post Closing Funds or Sellers, the Purchaser Indemnified Parties shall first exhaust, or request and allow Sellers to exhaust, all reasonable recourse that they may have against Sellers' Insurance Policies for such Loss, provided, further, that the foregoing shall not prevent Purchasers from delivering a notice to the Escrow Agent that a claim or demand exists against the Post Closing Funds under Section 2.5 if Sellers shall fail to have caused an insurer under the Sellers' Insurance Policies to (A) commence and maintain through adjudication or settlement the defense of, or (B) acknowledge in writing without revocation (a "Coverage Confirmation") its obligation to provide coverage and assume the defense of, the Purchaser Indemnified Parties for the relevant Loss at least three (3) business days prior to the date on which the Escrow Agent is scheduled to release (other than for payment of a Purchaser claim) all or a portion of the Post Closing Funds. If (x) such insurer commences and maintains through adjudication or settlement the defense of such a claim, or (y) Sellers shall provide Purchasers with an unrevoked Coverage Confirmation with respect to such Loss, then the Purchaser Indemnified Parties shall have no recourse against the Post Closing Funds with respect to such Loss (except if, and to the extent that, the amount of the Loss exceeds the insurance coverage afforded by Sellers' Insurance Policies).

(b)Purchasers agree, jointly and severally, to indemnify, defend and hold Sellers, their direct and indirect partners, members, affiliates and their respective directors, officers, employees and agents (collectively, the "Seller Indemnified Parties") harmless from and against any Loss alleged, based upon, relating to or arising out of a Tort Claim which may be asserted against or imposed upon a Seller Indemnified Party as a predecessor or transferor of the Purchasers, or as a manager or direct or indirect owner of the Real Property, to the extent they are attributable to occurrences during the period subsequent to the Closing Date and such Tort Claim is asserted within two years subsequent of the Closing Date (the "Purchasers' Tort Indemnity Period"), and provided, however, that the Purchasers' liability to the Seller Indemnified Parties under this Section 11.4 shall not exceed (i) Purchasers' maximum recoveries available to Purchasers under all policies of insurance maintained by, or available to, Purchasers and/or Owners with respect to the Real Property and/or such Loss (“Purchasers’ Insurance Policies”) and (ii) solely in the case of (A) claims for indemnity first asserted within six months following Closing, Eight Million ($8,000,000) Dollars and (ii) claims for indemnity first asserted after six months following, but before the first anniversary of, Closing, Six Million ($6,000,000) Dollars. If (x) an insurer under Purchasers’ Insurance Policies commence and maintain through adjudication or settlement the defense of such claim or (y) Purchasers shall provide Sellers with an unrevoked coverage confirmation from such insurer with respect to such Loss, then the Seller Indemnified Parties shall have no recourse against the amounts described in (A) or (B) with respect to such Loss (except if, and to the extent that, the amount of the Loss exceeds the insurance coverage afforded by Purchasers' Insurance Policies).

(c) Sellers and Purchasers agree to cooperate in all reasonable respects following the Closing Date with respect to any Loss.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement on the day and year first above written.

PURCHASER I:

ATTEST:	MC Hudson Holding L.L.C.,
a New Jersey limited liability company
By: Mack-Cali Realty, L.P.,
a Delaware limited partnership, its sole member
By: Mack-Cali Realty Corporation,
a Maryland corporation, its general partner

/s/ Roger W. Thomas		By: /s/ Mitchell E. Hersh
Name: Roger W. Thomas		Name: Mitchell E. Hersh
Title:	Secretary	Title: President and Chief Executive Officer

[Corporate Seal]

PURCHASER II:

ATTEST:	MC Hudson Realty L.L.C.,
a New Jersey limited liability company
By: Mack-Cali Realty, L.P.,
a Delaware limited partnership, its sole member
By: Mack-Cali Realty Corporation,
a Maryland corporation, its general partner

/s/ Roger W. Thomas		By: /s/ Mitchell E. Hersh
Name: Roger W. Thomas		Name: Mitchell E. Hersh
Title:	Secretary	Title: President and Chief Executive Officer

[Corporate Seal]

SELLERS:	Hudson Street Owners Limited Partnership I,
a Delaware limited partnership

By:	/s/ Eric Eichler
Name:	Eric Eichler
Title:	Authorized Person

Hudson Street Owners Limited Partnership II,
a Delaware limited partnership

By:	/s/ Eric Eichler
Name:	Eric Eichler
Title:	Authorized Person

[Corporate Seal]	Hudson Street Owners SPE, Inc.
a Delaware corporation

By:	/s/ Eric Eichler
Name:	Eric Eichler
Title:	Authorized Person

[Corporate Seal]	Hudson Street Owners SPE II, Inc.
a Delaware corporation

By:	/s/ Eric Eichler
Name:	Eric Eichler
Title:	Authorized Person